EXHIBIT A-2













                ENVIROTECH (SM) INVESTMENT FUND I LIMITED PARTNERSHIP

                  AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT


                         Agreement Dated as of April 13, 1995

                            Amended as of October __, 1995





                                  TABLE OF CONTENTS

                                                                       Page

          Article I   -  General Provisions . . . . . . . . . . . . . . . 1
            Section 1.1  Definition . . . . . . . . . . . . . . . . . . . 1
            Section 1.2  Partnership Name . . . . . . . . . . . . . . . . 5
            Section 1.3  Fiscal Year  . . . . . . . . . . . . . . . . . . 5
            Section 1.4  Nature and Liability of Partners . . . . . . . . 5
            Section 1.5  Purposes of Partnership; Investment of Funds . . 6
            Section 1.6  Powers of Partnership  . . . . . . . . . . . . . 6
            Section 1.7  Advisory Board . . . . . . . . . . . . . . . . . 7

          Article II  -  Management of Partnership  . . . . . . . . . . . 8
            Section 2.1  General  . . . . . . . . . . . . . . . . . . . . 8
            Section 2.2  Services of General Partner  . . . . . . . . . . 9
            Section 2.3  Compensation of General Partner  . . . . . . .  10
            Section 2.4  Restrictions . . . . . . . . . . . . . . . . .  12
            Section 2.5  Conflict of Interest Transactions  . . . . . .  14
            Section 2.6  Reliance by Third Parties  . . . . . . . . . .  15
            Section 2.7  Dedication of Resources  . . . . . . . . . . .  15
            Section 2.8  Partner's Transactions . . . . . . . . . . . .  15
            Section 2.9  Exculpation of Liability . . . . . . . . . . .  15
            Section 2.10 Indemnification  . . . . . . . . . . . . . . .  16
            Section 2.11 Coordination with Other Managed Funds  . . . .  17

          Article III -  Capital   Accounts;  Distributions;   Profits  and
                         Losses . . . . . . . . . . . . . . . . . . . .  18
            Section 3.1  Capital Contributions  . . . . . . . . . . . .  18
            Section 3.2  Capital Accounts . . . . . . . . . . . . . . .  21
            Section 3.3  Allocation  of Net  Income, Net  Losses and  other
                         Partnership Items  . . . . . . . . . . . . . .  21
            Section 3.4  Distributions to Partners  . . . . . . . . . .  22
            Section 3.5  Distributions In Kind  . . . . . . . . . . . .  24
            Section 3.6  Re-allocation of Carried Interest  . . . . . .  25

          Article IV   - Withdrawal of Profits, Gains or Capital  . . .  27
            Section 4.1  Withdrawal by Limited Partners . . . . . . . .  27
            Section 4.2  Legal Representatives  . . . . . . . . . . . .  30
            Section 4.3  Liquidating Share  . . . . . . . . . . . . . .  31
            Section 4.4  Cessation of Participation . . . . . . . . . .  31

          Article  V   - Transfer of Partnership Interests  . . . . . .  31
            Section 5.1  Assignability of Interests . . . . . . . . . .  31
            Section 5.2  Substituted Limited Partners . . . . . . . . .  32
            Section 5.3  Obligation of Assignee . . . . . . . . . . . .  33
            Section 5.4  Special Limited Partners . . . . . . . . . . .  33
            Section 5.5  Prohibition Against Public Trading . . . . . .  34

          Article  VI  - Duration and Liquidation of Partnership  . . .  35
            Section 6.1  Duration . . . . . . . . . . . . . . . . . . .  35
            Section 6.2  Withdrawal of Limited Partner  . . . . . . . .  35
            Section 6.3  Termination  of  the  Partnership; Withdrawal  and
                         Removal of General Partner . . . . . . . . . .  35
            Section 6.4  Liquidation  . . . . . . . . . . . . . . . . .  37

                                         (i)





            Section 6.5  Distribution Upon Liquidation  . . . . . . . .  38
            Section 6.6  Deficit Restoration by General Partner . . . .  39

          Article  VII - Reports to Partners  . . . . . . . . . . . . .  39
            Section 7.1  Independent Auditors . . . . . . . . . . . . .  39
            Section 7.2  Reports  . . . . . . . . . . . . . . . . . . .  39
            Section 7.3  Inspection . . . . . . . . . . . . . . . . . .  40
            Section 7.4  Tax Returns  . . . . . . . . . . . . . . . . .  41

          Article VIII - Valuation  . . . . . . . . . . . . . . . . . .  41
            Section 8.1  Valuation of Partnership Net Worth . . . . . .  41
            Section 8.2  Valuation Date . . . . . . . . . . . . . . . .  41
            Section 8.3  Valuing Securities and Other Assets  . . . . .  41
            Section 8.4  Disputes . . . . . . . . . . . . . . . . . . .  42

          Article  IX -  Miscellaneous  . . . . . . . . . . . . . . . .  43
            Section 9.1  Admission of Partners  . . . . . . . . . . . .  43
            Section 9.2  Disputed Matters . . . . . . . . . . . . . . .  43
            Section 9.3  General  . . . . . . . . . . . . . . . . . . .  43
            Section 9.4  Notices  . . . . . . . . . . . . . . . . . . .  44
            Section 9.5  Execution  of  Certificate of  Limited Partnership
                         and Other Documents  . . . . . . . . . . . . .  44
            Section 9.6  Force Majeure  . . . . . . . . . . . . . . . .  44
            Section 9.7  Amendments . . . . . . . . . . . . . . . . . .  45
            Section 9.8  Headings . . . . . . . . . . . . . . . . . . .  45
            Section 9.9  Power of Attorney  . . . . . . . . . . . . . .  45
            Section 9.10 Effect of Securities Laws  . . . . . . . . . .  46





























                                         (ii)



                   ENVIROTECH INVESTMENT FUND I LIMITED PARTNERSHIP

                  AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT


               THIS AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT, made and entered into as of October __, 1995, amends and restates in its entirety the Amended and Restated Limited Partnership Agreement of EnviroTech Investment Fund I Limited Partnership, dated as of April 13, 1995, among Advent International Limited Partnership, a Delaware limited partnership, as general partner, and the persons listed as limited partners in Appendix A hereto, as limited partners, each having the respective address set forth in Appendix A hereto.

                          Article I   -   General Provisions

               Section 1.1    Definitions.    For  all  purposes   of  this
          Agreement, except as otherwise expressly provided or unless the context otherwise requires:

                    (a)  Agreement.    "Agreement" means  this  Amended and
          Restated Limited Partnership Agreement as it may be amended from time to time.

                    (b)  AIC Affiliate.  "AIC Affiliate" means:

                         (i) AIC, and all officers and employee-directors of AIC;

                         (ii) any spouse or minor child of an AIC Affiliate
               described in subparagraph (i) above; and

                         (iii) any partnership of which any AIC Affiliate described in subparagraph (i) above is itself a general partner (or directly or indirectly exercises the duties of the general partner, whether pursuant to a management agreement or otherwise) and any corporation of which an AIC Affiliate described in subparagraph (i) and/or
               (ii), the Partnership or any AIC Affiliates in the aggregate own, directly or indirectly, more than twenty percent (20%) of the voting securities or would own more than twenty percent (20%) of the voting securities if all options, warrants and other rights to acquire voting securities (including convertible securities) issued by such corporation were exercised by the Partnership and all AIC Affiliates having such options, warrants and rights.

                    (c)  Capital Account.   "Capital Account" means,  as to
          any Partner, the capital account maintained on the books of the Partnership for such Partner, as required by Section 3.2.

                    (d) Capital Commitment. "Capital Commitment" means, as to any Partner, the total amount of money paid or agreed to be paid to the Partnership by such Partner as set forth in Appendix A.



                    (e)  Capital  Contribution.     "Capital  Contribution"
          means,  as  to   any  Partner,  the  amount   of  money  actually
          contributed to the Partnership by such Partner.

                    (f) Certificate of Limited Partnership. "Certificate of Limited Partnership" means the certificate of limited partnership for the Partnership and all amendments thereto required under the laws of the State of Delaware to be filed in the appropriate public offices within the State of Delaware to perfect or maintain the Partnership as a limited partnership under the laws of the State of Delaware and/or to effect the admission, withdrawal or substitution of any Partner of the Partnership.

                    (g) Code. "Code" means the U.S. Internal Revenue Code of 1986, as amended.

                    (h) ERISA. "ERISA" means the U.S. Employee Retirement Income Security Act of 1974, as amended.

                    (i)  Final Closing  Date.   "Final Closing  Date" means
          January 5, 1996.

                    (j) General Partner. "General Partner" means Advent International Limited Partnership, a Delaware limited partnership of which Advent International Corporation ("AIC") is the general partner, or any person substituted for or who succeeds Advent International Limited Partnership as such General Partner pursuant to this Agreement.

                    (k)  Industrial    Investment   Team.       "Industrial
          Investment Team" means that body of persons designated by the General Partner to make recommendations with respect to prospective Investments to the Partnership in accordance with the provisions of Section 2.7.

                    (l) Investment. "Investment" in any Person means the acquisition of any Security issued by such Person, whether from such Person or from another Person, the guaranty of, or otherwise becoming liable for, any obligation of any Person, the providing of financing of any other nature to any Person, or any combination of the foregoing.

                    (m)  Limited  Partner.    "Limited Partner"  means  any
          person who is or becomes a Limited Partner of the Partnership as provided herein.

                    (n)  Net Income, Net Gain, Net Losses and Net Loss.

                         (i) "Net Income" means, with respect to any fiscal year of the Partnership, or portion thereof, the net income of the Partnership determined in accordance with the same principles employed in determining the Partnership's taxable income for U.S. Federal income tax purposes.







                         (ii) "Net  Gain" means, with respect to any fiscal
               year of the Partnership, or portion thereof, the net income of the Partnership determined in accordance with the same principles employed in determining the Partnership's taxable income for U.S. Federal income tax purposes, taking into account the full amount of any gains or losses and all items of expense attributable to the sale or exchange of Securities or other assets, but not taking into account (x) any income, loss or deduction attributable to Non-Portfolio Investments; (y) the Management Fee described in
               Section 2.3(a) hereof; and (z) any deduction (whether by way of amortization or otherwise) to which the Partnership may be entitled by reason of the expenses and costs described in
               Section 2.3(b) that are not directly related to particular Portfolio Investments or proposed Portfolio Investments.

                         (iii) "Net Losses" means with respect to any fiscal year of the Partnership, or portion thereof, the net loss of the Partnership determined in accordance with the same principles employed in determining the Partnership's taxable income for U.S. Federal income tax purposes.

                         (iv) "Net Loss" means  with respect to any  fiscal
               year of the Partnership, or portion thereof, the net loss of the Partnership determined in accordance with the same principles employed in determining the Partnership's taxable income for U.S. Federal income tax purposes, taking into account the full amount of any gains or losses and all items of expense attributable to the sale or exchange of Securities or other assets, but not taking into account (x) any income, loss or deduction attributable to Non-Portfolio Investments; (y) the Management Fee described in Section 2.3(a) hereof; and (z) any deduction (whether by way of amortization or otherwise) to which the Partnership may be entitled by reason of the expenses and costs described in
               Section 2.3(b) that are not directly related to particular Portfolio Investments or proposed Portfolio Investments.

                         (v)  The   following   rules   shall    apply   in
               determining Net Income, Net Gain, Net Losses and Net Loss:

                              (A) Gain or loss on the sale or exchange of Partnership property shall be included in the determination of Net Income, Net Gain, Net Losses and Net Loss when recognized in accordance with the U.S. Internal Revenue Code of 1986, as amended from time to time (the "Code"), and when deemed recognized pursuant to the provisions of Sections 3.5(a) and 6.5(e) hereof.

                              (B) For purposes of computing Net Income, Net Gain, Net Losses and Net Loss, taxable income shall include every item requiring separate computation under
                    Section 702(a) of the Code, plus income that is exempt from U.S. Federal income tax and less expenses and losses that are not deductible for U.S. Federal income tax purposes.





                    (o)  Non-Portfolio    Investments.       "Non-Portfolio
          Investments" means investments in high-quality, short-term, low investment risk Securities (e.g., bank certificates of deposit, United States Government Securities with maturities of less than one year, and other cash equivalent Securities with the highest investment grade rating of Standard & Poor's Ratings Group or Moody's Investors Service), by the Partnership of funds prior to such funds being invested in Securities or other investments in businesses as contemplated in Section 1.5.

                    (p) Opinion of Counsel. "Opinion of Counsel" means an opinion in writing signed by legal counsel either chosen by the General Partner or, if chosen by a Limited Partner, reasonably satisfactory to the General Partner.

                    (q) Original Closing Date. "Original Closing Date" means the first date on which an investor becomes a Limited Partner of the Partnership provided that the aggregate Capital Commitment on such date shall be at least ten million dollars ($10,000,000).

                    (r) Partner. "Partner" means the General Partner or a Limited Partner.

                    (s)  Partnership.     "Partnership"   means  EnviroTech
          Investment  Fund  I  Limited   Partnership,  a  Delaware  limited
          partnership.

                    (t)  Partnership    Distributions.         "Partnership
          Distributions" means any payment to the Partners pursuant to Sections 3.4 or 6.5(e).

                    (u)  Person.   "Person"  shall include  a  corporation,
          association, joint venture, partnership, trust or individual.

                    (v) Portfolio Company. "Portfolio Company" means any Person in which the Partnership is permitted to make an Investment pursuant to Section 1.5 hereof and in which the Partnership has an outstanding Investment.

                    (w)  Portfolio  Investments.   "Portfolio  Investments"
          means any Securities or other Investments acquired or made by the Partnership other than Non-Portfolio Investments.

                    (x) Related Party Transaction. "Related Party Transaction" means (i) any transfer by the Partnership to, or any acquisition by the Partnership from, any AIC Affiliate of any or all Investments, or any portion thereof, held by the transferor, or (ii) any payments by the Partnership to an AIC Affiliate in connection with any of the foregoing transactions.

                    (y)  Securities.    "Securities"  means  securities  of
          every kind or description.

                    (z)  Short-Term Investments.   "Short-Term Investments"
          means   short-term   equity   and   equity   related   positions,





          underwritings, bridge financing, acquisitions of Securities through the exercise of warrants or options, Investments that result from restructurings or refinancings and which are syndicated to third parties, and other Investments which at the time of investment are intended to be, and are, outstanding for less than eighteen (18) months from the date of investment.

                    (aa) Voting Control. "Voting Control" means the right to elect a majority of the directors of a corporation, the right to designate a majority of the general partners of a partnership, or the right to receive fifty percent (50%) or more of the profits of a partnership.

               Section 1.2    Partnership Name.   The Partnership  shall do
          business under the name and style of "EnviroTech Investment Fund I Limited Partnership."

               Section 1.3 Fiscal Year. Except as otherwise provided by the Code, the fiscal year of the Partnership shall be the calendar year, or such other fiscal year as the General Partner shall designate; provided that once a fiscal year is chosen, unless required by a change in applicable law or regulations, the General Partner shall not change the Partnership's fiscal year without the prior approval of a majority of the members of the Advisory Board.

               Section 1.4    Nature and Liability of Partners.

                    (a) The General Partner shall have such liability for the repayment, satisfaction and discharge of the debts, liabilities and obligations of the Partnership as is provided by applicable law for a general partner of a limited partnership. The Limited Partners shall be liable to the Partnership for the repayment, satisfaction and discharge of its debts, liabilities and obligations only (i) to the extent of the unpaid amount, if any, of their Capital Commitments and (ii) as provided in the Delaware Revised Uniform Limited Partnership Act.

                    (b) The Partners hereby agree among themselves to share in accordance with the terms of this Agreement all losses, liabilities or expenses suffered or incurred by virtue of the operation of the Partnership, provided that the Limited Partners shall share such losses, liabilities and expenses only to the extent provided in Section 1.4(a) hereof with respect to their liability for Partnership losses, liabilities and expenses. The General Partner agrees to assume and be liable for all such losses, liabilities and expenses not covered by the Limited Partners' share of such losses, liabilities and expenses.

               Section 1.5    Purposes of Partnership; Investment of Funds.

                    (a)  The  purposes of  the Partnership  are  to provide
          risk capital for, and to make or enter into arrangements to acquire Investments in the Securities of, privately held and publicly listed companies, including businesses in the development stage.





                    (b) Investments shall only be made if, in the good faith judgment of the General Partner, they comply with the investment objectives set forth in the charter attached hereto as Appendix B (the "Charter") and shall be made or acquired for the account of the Partnership on the basis of and pursuant to the terms of this Agreement; provided, however, that (i) material amendments or modifications to the Charter may be made from time to time with the prior affirmative vote of Limited Partners representing one hundred percent (100%) of the combined Capital Contributions of all of the Limited Partners, and (ii) amendments or modifications to the Charter which, in the good faith judgment of the Advisory Board, are not considered to be material may be made, and any provision relating to the types of Investments may be waived with respect to a particular transaction, from time to time with the prior affirmative vote of Limited Partners representing at least seventy-five percent (75%) of the combined Capital Contributions of all of the Limited Partners. Pending investments in Portfolio Investments or Short-Term Investments or cash distributions to Partners, all of the Partnership's cash shall be invested in Non-Portfolio Investments.

               Section 1.6 Powers of Partnership. In furtherance of the purposes of the Partnership set forth in Section 1.5, the Partnership shall have the following powers:

                    (a) Subject to the limitations set forth in Section 2.1(c), to purchase or otherwise acquire, hold, and sell or otherwise dispose of Securities, without regard to whether such Securities are publicly traded, readily marketable or otherwise restricted as to transfer or resale;

                    (b) Subject to the limitations set forth in Sections 2.4(c) and 2.4(e), to possess, transfer, mortgage, pledge or otherwise deal in, and to exercise all rights, powers, privileges and other incidents of ownership or possession with respect to, Securities held or owned by the Partnership, and to carry Securities in the name of a nominee or nominees;

                    (c) Subject to the limitations set forth in Sections 2.4(c) and 2.4(e), to guarantee the obligations of others and to sell, pledge or otherwise dispose of bonds or other obligations of the Partnership for its purposes;

                    (d) Subject to Section 2.3, to have and maintain an office within the Commonwealth of Massachusetts and, in connection therewith, to rent or acquire office space, engage personnel and do such other acts and things as may be necessary or advisable in connection with the maintenance of such office, and on behalf of and in the name of the Partnership to pay and incur reasonable expenses and obligations for legal, accounting, investment advisory, consultative and custodial services, and other reasonable expenses including, without limitation, taxes, travel, insurance, rent, supplies, interest, salaries and wages of employees, and all other reasonable costs and expenses incident to the operation of the Partnership;






                    (e) To form and own one or more corporations, trusts or limited partnerships controlled by the Partnership for purposes of making Investments in accordance with the Charter, provided that no entity so formed may do directly or indirectly what the Partnership is prohibited by this Agreement from doing; and

                    (f) To enter into, make and perform all such contracts, agreements and other undertakings as may be necessary, advisable or incidental to the carrying out of the foregoing objectives and purposes.

               Section 1.7    Advisory Board.

                    (a)  There shall  be an Advisory Board  for the Limited
          Partners which shall consist of up to fifteen (15) individuals listed on Appendix C attached hereto. Limited Partners representing a majority of the combined Capital Contributions of all Limited Partners may at any time vote to increase the number of the Advisory Board members and may elect persons to fill such new seats on the Advisory Board. A representative of Edison Electric Institute shall serve as a standing member of the Advisory Board. Each member of the Advisory Board shall serve until (i) he or she resigns (by giving the General Partner and other members of the Advisory Board sixty (60) days prior written notice) or (ii) he or she is removed pursuant to this Section 1.7(a). Any member of the Advisory Board may be removed, with or without cause, by Limited Partners representing a majority of the combined Capital Contributions of all Limited Partners. A successor to any member of the Advisory Board who has resigned or been removed shall be appointed by the Limited Partner who has been represented on the Advisory Board by the resigned or removed member within sixty (60) days of such resignation or removal. Unless otherwise specified herein, the Advisory Board may act by a majority vote of the members participating in the Advisory Board meeting. At the request of any Advisory Board member, such member will be designated a non-voting member of the Advisory Board. Each non-voting Advisory Board member shall have the right to participate as an observer at all Advisory Board meetings, but shall not have the right to approve, consent to or authorize any matter submitted to the Advisory Board for its approval, consent or authorization. Non-voting Advisory Board members shall not be considered as Advisory Board members for purposes of determining whether the requisite number of Advisory Board members have given any approval, consent or authorization. Meetings of the Advisory Board may be held by means of a conference telephone call. In addition to approving actions at a meeting, upon prior notice to all members the Advisory Board may act by the written consent of the number of members required to approve the action to be taken pursuant to this Agreement. Prompt notice of the taking of action by the Advisory Board without a meeting by less than unanimous written consent shall be given to the members of the Advisory Board who have not consented in writing.







                    (b) The General Partner will meet with the Advisory Board (i) on a semi-annual basis and (ii) upon reasonable notice, at any other time when a majority of the Advisory Board deems such a meeting necessary and will review with the Advisory Board general matters of investment policy of the Partnership, matters concerning transactions with the Partnership in which the General Partner or an AIC Affiliate may have an interest and other matters concerning the Partnership's affairs. No member of the Advisory Board shall (x) take part in the management of the Partnership, or (y) have any authority to bind the General Partner or, except as specifically provided herein, to act for or on behalf of the Partnership. With the consent of a majority of the members of the Advisory Board, compliance by the Partnership or the General Partner with the restrictions on Related Party Transactions in Section 2.5 may be waived, either in any particular instance or series of related instances occurring on an ongoing basis and either retroactively or prospectively.

                      Article II   -   Management of Partnership

               Section 2.1    General.

                    (a) The management, operation and implementation of policy of the Partnership shall be, and hereby are, vested in the General Partner who shall manage the Partnership's affairs. Except as otherwise expressly provided herein, the General Partner shall have the power to exercise the powers, rights and authority granted to the General Partner hereunder on behalf and in the name of the Partnership. The General Partner agrees that, during the term of this Agreement, it shall devote such time to the Partnership as is necessary for its proper operation.

                    (b) Notwithstanding the foregoing, in the event that there is a "change in control of AIC," a "substantial change in the management of AIC" or a "substantial change in the composition of the Industrial Investment Team," the General Partner shall within seven (7) days of the occurrence of such event notify the Advisory Board. After a change in control of AIC, a substantial change in the management of AIC or a substantial change in the composition of the Industrial Investment Team, the General Partner shall not have the authority to cause the Partnership to make investments in Persons not already Portfolio Companies, unless seventy-five percent (75%) of the members of the Advisory Board approve the change in control of AIC, the new management of AIC or the new composition of the Industrial Investment Team, as the case may be; provided, however, that the General Partner shall not be prohibited from making any Investment in a new Portfolio Company if the Partnership has committed to make such Investment prior to such change in control, substantial change in management or substantial change in the Industrial Investment Team. There shall be deemed to be a "change in control of AIC" if any person shall gain Voting Control of AIC other than (1) TA Associates International I ("TA"), (2) Peter A. Brooke, (3) any entity controlled by either or both of TA and Peter A. Brooke, or (4) Persons who are now stockholders of AIC. There shall be deemed





          to be a substantial change in the management of AIC if at any point in time both of the following conditions shall exist:
          (i) Peter A. Brooke is no longer participating actively in the management of AIC, and (ii) at least two of the following members of AIC's management, Thomas R. Armstrong, Douglas R. Brown, Henry
          H. Haight, Clinton P. Harris and Thomas H. Lauer, are no longer devoting substantially all their business time to the management of AIC. Individuals may be substituted for the listed members of AIC's management with the consent of the Advisory Board (and such substitution shall not constitute a "substantial change in the management of AIC"), provided: (a) that condition (i) does not exist and (b) they are appointed by Peter A. Brooke. There shall be deemed a substantial change in the composition of the Industrial Investment Team if at any point in time either
          (i) Dennis R. Costello and at least one other initial member of the Industrial Investment Team or (ii) at least three initial members of the Industrial Investment Team are no longer actively and substantially participating as members of the Industrial Investment Team and AIC has not replaced them with qualified substitutes reasonably acceptable to the Advisory Board.

                    (c) The General Partner shall not cause or permit the Partnership to:

                         (i) invest more than seven and one-half percent (7.5%) of the Partnership's total Capital Commitments in a single Portfolio Company without the prior approval of a majority of the members of the Advisory Board;

                         (ii) invest  in  the  aggregate  more   than  five
               percent (5%) of the Partnership's total Capital Commitments in Portfolio Investments that constitute Securities which, at the time the Securities are acquired, are readily tradable on an established securities market (but excluding
               (A) any Security which, as part of the Partnership's plan of investment, will cease to be so tradable promptly after the Security is acquired or (B) any Securities in public companies received upon exchange of Portfolio Investments then held by the Partnership from initial public offerings);

                         (iii) invest in any company which is not already a Portfolio Company, but is already a "portfolio company" with respect to another "Managed Fund" (as defined in Section 2.11) without the prior approval of a majority of the members of the Advisory Board; or

                         (iv) invest in hostile takeover transactions or in
               "highly leveraged" buy outs.

               Section 2.2 Services of General Partner. The General Partner shall (i) provide investment advice to, and make investment decisions for, the Partnership and shall bear the cost of securing information and investment advice with respect to prospective Investments (other than unreimbursed costs of outside accountants and attorneys in connection therewith), (ii) maintain the books and records of the Partnership, (iii) provide routine





          and necessary bookkeeping and record keeping services and retain custody of Partnership Securities, and (iv) provide office space, office and executive staff and office supplies and equipment for the use of the Partnership. The General Partner shall be permitted to contract on behalf of the Partnership all or part of the foregoing services, without the consent of the Advisory Board or the Limited Partners, to any corporation or other entity (A) which then owns, directly or indirectly, Voting Control of the General Partner, or (B) of which the General Partner then owns directly or indirectly Voting Control, or (C) of which a corporation described in (A) then owns directly or indirectly Voting Control, or (D) which is an entity controlled by, controlling or under common control with the General Partner, or, with the consent of a majority of the members of the Advisory Board, any corporation or other entity not specified in (A)-(D) above; provided, however, that (x) any such cost shall be the responsibility of the General Partner and not of the Partnership and (y) in all cases, investment decisions shall be made by the General Partner. No such assignment of services shall relieve the General Partner of its obligations, duties and liabilities under this Agreement.

               Section 2.3    Compensation of General Partner.

                    (a) Management Fee. In consideration of the services to be provided to the Partnership by the General Partner, the General Partner shall be paid an annual management fee (the "Management Fee") by the Partnership, payable in advance in equal quarterly installments on the Original Closing Date and the first
          day  of each calendar  quarter beginning thereafter.   During the
          period beginning on the Original Closing Date up to (but not including) the sixth anniversary of the Original Closing Date,
          the  Management  Fee  for   each  calendar  quarter  shall  equal
          one-fourth (1/4) of two and one-half percent (2.5%) of the sum of all Capital Commitments determined for each installment as of the
          date on which  such installment  is payable.   Commencing on  the
          sixth anniversary of the Original Closing Date, the Management Fee for each calendar quarter shall be equal to the lesser of (i) one-fourth (1/4) of the Applicable Percentage (as set forth below) of the sum of all Capital Commitments, and (ii) one-fourth (1/4) of two and one-half percent (2.5%) of the difference between
          (x) the sum of all Capital Commitments, minus (y) the sum of the purchase price paid by the Partnership for all Investments sold or otherwise disposed of by the Partnership prior to the date on which such Management Fee is payable plus the purchase price paid by the Partnership for all Investments which are reflected on the books of the Partnership as having no significant realizable value and for which the General Partner has ceased all management
          related  activities.     The   Applicable  Percentage   shall  be
          determined according to the following schedule:











               Applicable
               Percentage     Period in Effect
                 2.25%        For  the  period  commencing  on   the  sixth
                              anniversary of the Original Closing Date, up to but not including the seventh anniversary of the Original Closing Date

                 2.00% For the period commencing on the seventh anniversary of the Original Closing Date, up to but not including the eighth anniversary of the Original Closing Date

                 1.75% For the period commencing on the eighth anniversary of the Original Closing Date up to but not including the ninth anniversary of the Original Closing Date

                 1.50%        For  the  period  commencing  on   the  ninth
                              anniversary of the Original Closing Date until dissolution of the Partnership

          The Management Fee shall be pro rated for any period less than a calendar quarter and for adjustments in the Applicable Percentage (if the anniversary date of the Original Closing Date occurs other than on the first day of a calendar quarter) and any additional Capital Commitments of Limited Partners admitted pursuant to Section 9.1. The Management Fee also shall be reduced by an amount equal to one-half (1/2) of any fee (net of direct expenses) for assisting with the acquisition, disposition or reorganization of a Portfolio Company which the General Partner or an AIC Affiliate receives with respect to the Partnership's Investment in such Portfolio Company; provided that any underwriting fee or similar fee received by the General Partner or an AIC Affiliate on account of the provision of the Partnership's capital shall reduce the Management Fee by the full amount of such underwriting or similar fee. In addition, the Management Fee shall be reduced by the full amount of any "break-up" fee (net of direct expenses) relating to a Portfolio Company (or proposed Portfolio Company) which the General Partner or an AIC Affiliate receives with respect to a proposed Investment by the Partnership in such Portfolio Company. Such fees received by the General Partner or an AIC Affiliate shall be credited against the payment of future Management Fees if such reduction exceeds the Management Fees then payable.

                    (b)  Expenses not Covered by the Management Fee.

                         (i) In addition to the payment of the Management Fee, the General Partner shall be reimbursed by the Partnership for all fair and reasonable expenditures made on behalf of the Partnership, including:

                              (A) all reasonable travel, legal, accounting, other third party professional and out-of-pocket expenses incurred in the organization of the Partnership up to a maximum amount of one hundred





                    ninety  five  thousand dollars  ($195,000),   all  such
                    reasonable expenses made on behalf of the Partnership in preparing any amendment to this Agreement, and

                              (B)  all  reasonable   third  party  expenses
                    incurred for any other legal, audit or reporting services for the Partnership.

                         (ii) To  the  extent  not  borne  by  a  Portfolio
               Company, the Partnership shall bear all third party costs and expenses incurred in connection with the purchase, retention and sale of Investments (whether or not consummated), including, without limitation, loan fees, private placement fees, sales commissions, finder's fees, personal property taxes on Investments, brokerage fees,
               auditing  fees,  underwriting  commissions   and  discounts,
               investment banker fees, insurance costs, and all other expenses that are directly related to particular Investments or proposed Investments, whether or not actually consummated. The General Partner shall not be entitled to be reimbursed for the following operating expenses relating to the Partnership's investment activities: salaries and fringe benefits of any personnel of the General Partner and any professional, administrative, clerical, bookkeeping and secretarial personnel employed by the Partnership (other than outside attorneys and accountants); rent, administrative and other overhead charges and costs of any office maintained by the General Partner; travel and entertainment expenses; costs of statistical services, publications and periodicals; expenses of reports to Limited Partners (other than legal, accounting and appraisal expenses); the costs of fidelity bonds and other insurance (to the extent not directly related to the purchase, retention or sale of Investments by the Partnership); and other ordinary and usual expenses incurred in connection with the making and monitoring of the Partnership's Investments.

                         (iii) If there is a change in a relevant statute, regulation or other official pronouncement affecting the reporting requirements set forth in Section 7.2(c) of the Agreement, which change causes the General Partner to incur extraordinary expense in order to comply with such reporting requirements, the General Partner may request approval of the Advisory Board for reimbursement from Partnership funds for such extraordinary expense, which approval shall not be unreasonably withheld.

               Section 2.4    Restrictions.   Subject  to Section  2.5, the
          Partners shall be restricted in their activities as follows:

                    (a) No Services by Limited Partners. The Limited Partners shall not participate in the management or control of the Partnership and shall not hold themselves out as general partners or take any action on behalf of the Partnership or in






          any way commit the Partnership to any agreement or contract and shall have no right to do any of the foregoing.

                    (b) Partnership Credit. No Partner shall lend or use the funds or credit of the Partnership or employ the Partnership's name for any purpose whatsoever, except that the General Partner may do so for the purposes of the Partnership to the extent allowed under this Agreement.

                    (c)  Limitation on Borrowing and Pledging.

                         (i)  The   General   Partner   shall  manage   the
               Partnership so as to avoid the necessity for borrowing money and shall in all events comply with Section 2.4(e).

                         (ii) The Partnership may guarantee the obligations
               of Portfolio Companies, provided that the aggregate of the amount guaranteed plus all Investments in such Portfolio Company shall at no time exceed the limitation on Investment with respect to such Portfolio Company as set forth in
               Section 2.1(c).

                         (iii) Nothing in this Section 2.4(c) shall be construed to prohibit any AIC Affiliate that is a corporation from engaging in the conduct prohibited herein; provided that any such conduct involving the Partnership does not directly or indirectly violate the prohibitions on the Partnership's borrowing money or guaranteeing obligations of Portfolio Companies as set forth in this
               Section 2.4(c).

                    (d) Reinvestment of Capital. The General Partner shall not, without Advisory Board consent, reinvest the proceeds from the realization of Portfolio Investments, except to the extent necessary for the aggregate amount invested during the term of the Partnership in Portfolio Investments to equal the aggregate amount of all Capital Contributions. Income or gain from Short-Term Investments or Non-Portfolio Investments will not be reinvested, but capital from Short-Term Investments or Non-Portfolio Investments may be reinvested by the General Partner in any Investment permitted by this Agreement.

                    (e)  Unrelated  Business Taxable  Income.   The General
          Partner shall use its best efforts to prevent the Partnership from having unrelated business taxable income ("UBTI") within the meaning of Code Section 512(a)(1), including income from debt financed property of the Partnership within the meaning of Code
          Section 514. The General Partner shall promptly notify each tax-exempt Limited Partner whenever it appears likely that any such Limited Partner will incur UBTI on account of any Investment of the Partnership. If the activities of the Partnership do give rise to UBTI with respect to any Limited Partner, the General Partner shall cause the Partnership's accountants to determine such Limited Partner's allocable share of such UBTI and the amount of tax that would be paid by such Limited Partner if such UBTI from the Partnership were the only UBTI of such Limited





          Partner and shall notify such Limited Partner of such amount within one hundred twenty (120) days after the end of the Partnership's taxable year.

                    (f) Other Managed Funds. Prior to the earlier of (i) the fifth anniversary of the Original Closing Date or (ii) the date on which two-thirds (2/3) of the aggregate Capital Commitments of the Partnership have been committed for Portfolio Investments, the General Partner will advise the Advisory Board of any pooled or dedicated investment fund that AIC or any AIC Affiliate proposes to manage if such fund has investment objectives substantially similar to the objectives outlined in the Charter. In addition, prior to the earlier of (i) the fifth anniversary of the Original Closing Date, or (ii) the date on which two-thirds (2/3) of the aggregate Capital Commitments of the Partnership have been committed for Portfolio Investments, neither AIC nor any AIC Affiliate will, without the consent (such consent not to be unreasonably withheld) of the Advisory Board, manage any new pooled or dedicated investment fund whose investment objectives are substantially similar to the objectives outlined in the Charter; provided, however, that the foregoing restriction shall not apply to the management of any investment fund currently in existence and the formation and management of one new dedicated investment fund whose investment objectives are substantially similar to the objectives outlined in the Charter; provided further, that the total committed capital of any such one new dedicated investment fund shall not exceed Thirty Million Dollars ($30,000,000).

                    (g) Additional Restrictions. The Partnership shall not make short sales of Securities not owned by the Partnership, nor shall the Partnership at any time own the voting securities of an investment company required to be registered under the United States Investment Company Act of 1940.

               Section 2.5    Conflict of Interest Transactions.

                    (a) Except as set forth in Section 1.7(b), the Partnership shall not engage in any Related Party Transaction. Notwithstanding the foregoing provision of this Section 2.5, the Partnership may purchase Securities from an AIC Affiliate, if (i) such AIC Affiliate has acquired the Securities within ninety (90) days prior to the sale to the Partnership with the intent of transferring such Securities to the Partnership (which intent has been expressed in writing to the Partnership prior to the acquisition by the AIC Affiliate of such Securities) and the price paid by the Partnership for such Securities is no greater than the price paid by the AIC Affiliate, or (ii) such AIC
          Affiliate is a Portfolio Company, the Securities of which are being purchased by the Partnership.

                    (b) Nothing in this Section 2.5 shall be construed to prohibit the General Partner or an AIC Affiliate from charging an arm's-length fee to a Portfolio Company or to a Limited Partner for specific services requested by such party including, but not limited to, assistance with technology transfers or mergers and





          acquisitions, providing full-time or part-time management or operating personnel, providing investment banking services with respect to specific transactions, and developing business plans and other presentations, provided the General Partner or AIC Affiliate shall not charge a fee in excess of $100,000 without the consent of the Advisory Board. Nor shall this Section 2.5 be construed to prohibit the General Partner or an AIC Affiliate from receiving a fee from a Portfolio Company in connection with the acquisition, disposition or reorganization of a Portfolio Company, provided the General Partner or AIC Affiliate shall not charge a fee in excess of $100,000 without the consent of the Advisory Board. Subject to reductions in the Management Fee pursuant to Section 2.3(a), for certain fees, if any, all such fees paid to the General Partner for such services shall be the sole property of the General Partner. The amount of any such fees paid to the General Partner shall be reported to the Limited Partners annually and any fees paid to the General Partner for assistance with the acquisition, disposition or reorganization of a Portfolio Company also shall be reported in writing to the Advisory Board.

               Section 2.6 Reliance by Third Parties. Notwithstanding any other provision of this Article II, any third party dealing with the Partnership may rely conclusively upon the authority, power and right of the General Partner acting under this Agreement. This Section shall not be deemed to limit the liabilities and obligations of the General Partner as set forth in this Agreement.

               Section 2.7 Dedication of Resources. The General Partner shall dedicate appropriate resources to the Partnership in accordance with the General Partner's fiduciary duty to the Partnership, including, without limitation, causing members of AIC's Industrial Investment Team designated by the General
          Partner from time to time, to be actively engaged in the formulation of investment recommendations with respect to prospective Investments in businesses which are engaged in activities in the product and market areas described in the Charter. The initial members of the Industrial Investment Team designated by the General Partner shall be Dennis R. Costello, Lawrence W. McKenna, Steven M. Tadler, John B. Singer and George
          S. Reichenbach.

               Section 2.8    Partner's  Transactions.    Nothing  in  this
          Agreement shall be construed to prohibit any Partner from buying or selling Securities for its own account, including Securities of the same issuers as those held by the Partnership; provided, however, that the General Partner will use all reasonable efforts to ensure that partners or officers (including, where appropriate, employee-directors) of itself or any AIC Affiliate will not hold for their own account interests in any Portfolio Company except as provided for, and under the terms of, the AIC co-investment policy set forth in Appendix D attached hereto, as such policy may be amended from time to time with the consent of the Advisory Board.






               Section 2.9    Exculpation  of  Liability.     Neither   the
          General Partner, its agents (including agents of the General Partner or agents of the Partnership who serve at the request of the Partnership as either directors, officers or trustees of another organization in which the Partnership has any interest as a security holder, creditor or otherwise) nor officers, directors or employees of the General Partner or the general partner of the General Partner, any member of the Advisory Board or their respective heirs, executors, administrators, successors or assigns (the "Relevant Party") shall be liable to the Partnership or the Limited Partners by reason of any act performed by the Relevant Party if such act was performed by the Relevant Party:
          (i) in good faith; (ii) in the reasonable belief that it was acting in the best interests of the Partnership; and (iii) in a manner reasonably believed by the Relevant Party to be within the scope of the rights, powers, authorities and discretions conferred on the Relevant Party by or pursuant to this Agreement, the consent of the Limited Partners or by law. The Relevant Party shall not be exculpated under the preceding sentence, however, if it has committed gross negligence, willful malfeasance, fraud or a material breach of its fiduciary duty to the Partnership or the Limited Partners with respect to such act or omission, or if such act or omission caused any of the Limited Partners to be liable in excess of its Capital Commitment for the liabilities of the Partnership.

               Section 2.10   Indemnification.

                    (a) The Partnership, out of Partnership assets and not out of the separate assets of any Partner, shall indemnify any Relevant Party to the extent described below, against all liabilities, losses and expenses, including, but not limited to, amounts paid in satisfaction of judgments, in compromise settlements (to the extent provided for in Section 2.10(c)), and fines, penalties and counsel fees, reasonably incurred in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or legislative body, in which the Relevant Party may be or may have been involved as a party or otherwise or with which it or they may be or may have been threatened, while in office or thereafter by reason of (A) being or having been a Relevant Party, or acting on behalf of the Partnership, or serving or having served at the request of the Partnership as such director, officer or trustee of another organization, and
          (B) any acts performed (or allegedly performed) in such capacity that were performed:

                         (i)  in good faith;

                         (ii) in  the reasonable  belief that  the Relevant
               Party was acting in the best interests of the Partnership and the Limited Partners;

                         (iii) in a manner that was reasonably believed by the Relevant Party to be within the scope of the rights, powers, authorities or discretions conferred on it by or





               pursuant to this Agreement, by the consent of the Limited Partners or by law; and

                         (iv) with respect to any criminal proceeding, in a
               manner reasonably believed by the Relevant Party to be lawful.

          The Relevant Party shall not be entitled to indemnification under the preceding sentence, however, if such action is finally adjudicated in any such action, suit or other proceeding, or otherwise by a court of competent jurisdiction, to have been grossly negligent, willfully malfeasant or fraudulent, or to constitute a material breach by the Relevant Party of its fiduciary duty to the Partnership or the Limited Partners, or to have caused any of the Limited Partners to be liable in excess of their Capital Commitments for the liabilities of the Partnership.

                    (b) Expenses, including counsel fees, so incurred by the Relevant Party may be paid by the Partnership in advance of the final disposition of any such action, suit or proceeding on the condition that the amounts so paid shall be repaid to the Partnership if it is ultimately determined that indemnification of such expenses is not authorized under this Section 2.10. The General Partner may, if it deems appropriate, require any person for whom such expenses are paid in advance of final disposition to deliver adequate security to the Partnership for his obligation to repay such indemnification.

                    (c) As to any matter disposed of by a compromise payment, pursuant to a consent decree or otherwise, no such indemnification, either for said payment or for any other expenses, shall be provided unless there has been obtained an opinion in writing of independent legal counsel to the effect that based on a recitation of relevant facts, the Relevant Party would be entitled to indemnification under the standards set forth in (a) above.

                    (d) The right of indemnification hereby provided shall not be exclusive of or affect any other rights of indemnification to which the Relevant Party may be entitled to from parties other than the Partnership or the Limited Partners (in such Persons' capacities as Limited Partners). In addition, the Relevant Party shall use all reasonable efforts to obtain indemnification from any source other than the Partnership from which it or they may be entitled thereto, including without limitation, director and officer indemnity insurance and corporate or other indemnification provisions of entities in which the Partnership shall have made Investments, before seeking indemnification from the Partnership. The right of indemnification provided by this
          Section 2.10 shall not be construed to increase the liability of the Limited Partners as set forth in Section 1.4 or to require that the General Partner make additional Capital Contributions to satisfy any indemnification claim.








               Section 2.11   Coordination with Other Managed Funds.

                    (a) The General Partner shall ensure that no other investment fund, whether in corporate or partnership form, that is advised or managed by AIC or an AIC Affiliate (a "Managed Fund") shall make an Investment in the Securities of any entity (excluding any Investment in an entity in which such Managed Fund has previously invested (a "Follow-on Investment")) if such Investment is within the Partnership's Charter, unless the Partnership has been offered the opportunity to make an Investment or Follow-On Investment (if the Partnership has already made an initial Investment), as the case may be, in the same entity, on the same terms and conditions, equal to at least its Proportionate Share (as defined below) of the total combined Investment (based on investment cost) in such entity by the Partnership and any other Managed Funds. For the purposes of this Section 2.11, the term "Proportionate Share" with respect to a proposed Investment in a potential or current Portfolio Company means a fraction, the numerator of which is the total Capital Commitments of the Partners and the denominator of which is the total Capital Commitments of the Partners plus the total capital commitments of all other Managed Funds available for investment in the region in which the Investment is to be made.

                    (b) Notwithstanding the provisions of Section 2.11(a), the Partnership shall:

                         (i) not be entitled to make Investments in an amount which is equal to its Proportionate Share in the Securities of (A) any entity brought to the attention of AIC by any investor in another Managed Fund to the extent that such Managed Fund makes a disproportionate Investment in such entity, (B) any entity that, acting on its own initiative, requests that any Investment by the Partnership be limited or prohibited, (C) any entity located outside the United States, if a majority of the Advisory Board believes that additional investments in international businesses are not appropriate or (D) any entity in an international venture capital market which in the opinion of the General Partner is not consistent with the Charter or does not meet the investment standards of the Partnership; and

                         (ii) have the  right, prior to the  right of other
               Managed Funds, to make an Investment in the Securities of any entity in such amount as is in the best interest of the Partnership and the Limited Partners (subject only to the limitations set forth in this Agreement), which Investment may be more than its Proportionate Share of such Securities, if such entity (i) was first brought to the attention of AIC by any Limited Partner, or (ii) acting on its own initiative, requests that all other Managed Funds be limited or prohibited.









            Article III   -   Capital Accounts; Distributions; Profits and
          Losses

               Section 3.1    Capital Contributions.

                    (a) Capital Contributions. On or prior to the date of becoming a Limited Partner of the Partnership, each Limited Partner will have contributed or will contribute to the capital of the Partnership cash in the amount of ten percent (10%) of its Capital Commitment or such lesser percentage as shall be determined by the General Partner (which percentage shall be the same for all Limited Partners). The balance of the Limited Partners' Capital Commitments shall be due and payable in cash installments at such times and in such amounts as the General Partner shall determine in its reasonable discretion; provided, however, that each such installment shall be in an amount determined by the General Partner (which shall not be less than five percent (5%) or greater than twenty-five percent (25%) (which percentage shall be the same for each Limited Partner) of each Limited Partner's Capital Commitment) and shall be payable on not less than fifteen (15) days prior written notice from the General Partner to the Limited Partners. No capital calls for new Portfolio Investments will be made after the seventh anniversary of the Final Closing Date. Notwithstanding any provision hereof to the contrary, capital calls may be made after the seventh anniversary of the Final Closing Date for the purpose of making Follow-On Investments and as the General Partner may deem necessary to satisfy existing or anticipated expenses of the Partnership.

                    (b) If after written notification from the General Partner, a Limited Partner does not make any payment required pursuant to Section 3.1(a) (a "Defaulting Limited Partner"), a second request for payment shall be made to such Defaulting Limited Partner by the means set forth in Section 9.4. Until fifteen (15) days after the mailing of such second notice, the Defaulting Limited Partner may make a transfer of its Partnership interest, subject, however, to the applicable provisions of
          Article V below (including the requirement that such transfer shall not be made without the prior written consent of the General Partner) and subject to the further condition that the transferee shall pay all amounts then due to be paid by the transferor Limited Partner and shall agree to pay any unpaid portion of the transferor Limited Partner's Capital Commitment not yet due. If the full amount of the payment then due is not received by the Partnership within fifteen (15) days after the mailing of such second notice to the Defaulting Limited Partner, the Partnership, by the General Partner, may take any of the following actions, which are in addition to and not in limitation of any other right or remedy which the Partnership may have:

                         (i) The Partnership may commence legal proceedings against the Defaulting Limited Partner to collect the due and unpaid amount plus the expenses of collection, including attorneys' fees.






                         (ii) Upon   notice   to  the   Defaulting  Limited
               Partner, a designee of the General Partner may assume the entire unpaid balance of the Capital Commitments of the Defaulting Limited Partner and succeed to a fraction of the interest of the Defaulting Limited Partner of which the unpaid balance of its Capital Commitment is the numerator and the total Capital Commitment of the Defaulting Limited Partner is the denominator, and become a substitute Limited Partner to the extent of such interest, provided that such designee may not be the General Partner or an AIC Affiliate without the consent of the Limited Partners representing more than fifty percent (50%) of the Capital Contributions of the Limited Partners. Further, any designee who assumes the unpaid balance of the Capital Commitment of the
               Defaulting Limited Partner pursuant to this Section 3.1(b)(ii) may, with the consent of the General Partner, deliver to the Partnership an additional amount equal to the lesser of (i) the Defaulting Limited Partners' Capital Contribution, or (ii) the value of such Defaulting Limited Partner's interest in the Partnership at the time of such notice, as determined in good faith by the General Partner. The additional amount so delivered (less such an amount, which shall not exceed five percent (5%) of such additional amount, as the General Partner may deem appropriate to cover the costs incurred in connection with the default of the Limited Partner) shall be tendered to the Defaulting Limited Partner in cash. On the date of such tender such Defaulting Limited Partner shall cease to be a Limited Partner or have any further right in the Partnership, and the designee delivering such additional amount shall become a Limited Partner pursuant to Section 5.2 to the extent of the whole interest of the Defaulting Limited Partner.

                         (iii) Upon notice to the Defaulting Limited Partner, the Partnership may elect to cancel the interest of the Defaulting Limited Partner in the Partnership, at which time the interest of such Defaulting Limited Partner shall revert and inure to the benefit of the Partnership.

          In the event a Defaulting Limited Partner's interest reverts to the Partnership pursuant to (iii) above, for purposes of this Agreement (including, without limitation, the calculation of the Management Fee) the aggregate Capital Commitments of the Limited Partners shall be reduced by the unpaid Capital Commitment of the Defaulting Limited Partner effective upon the date such Defaulting Limited Partner's interest reverts to the Partnership. In addition, the General Partner shall inform the Advisory Board regarding the default prior to the delivery of the second notice to the Defaulting Limited Partner. The General Partner shall consult with the Advisory Board prior to instituting the remedy described in (iii) above. If so recommended by the Advisory Board, the Limited Partners representing a majority of the combined Capital Contributions may modify the remedy described in
          (iii) above.







                    (c)  Notwithstanding  (a)  and (b)  above,  if (i)  any
          Limited Partner shall, on or before the date on which it would be required to pay an installment pursuant to (a) above, deliver to the General Partner an Opinion of Counsel pursuant to Section 4.1 regarding the Investment to be acquired using such Capital Contribution, then such Limited Partner shall not be deemed to be a Defaulting Limited Partner under this Section 3.1 as a result of its failure to make such additional Capital Contribution to the extent the amount not paid was to be used to acquire the Conflicting Interest (as defined in Section 4.1) covered by such Opinion of Counsel, and such Defaulting Limited Partner shall be released from any further obligation under this Section 3.1 to pay such amount of installment, and the provisions of Section 3.1(b) shall be inapplicable to such Partner with respect to such amount. Thereafter for purposes of this Agreement (including, without limitation, the calculation of the Management Fee) such Partner's Capital Commitment shall be deemed to be reduced by the amount of the Capital Commitment such Partner is relieved from paying pursuant to this Section 3.1(c). After notice by a Limited Partner that it desires to take advantage of the foregoing provisions of this Section 3.1(c), the General Partner shall notify such Limited Partner regarding the extent to which its Capital Contribution would be used to acquire the Conflicting Interest.

                    (d) Notwithstanding (a) and (b) above, if (i) any Foundation Partner (as defined in Section 4.1(b)) shall, on or before the date on which it would be required to pay an installment pursuant to (a) above, deliver to the General Partner an Opinion of Counsel to the effect that such Partner would, upon paying such installment, be permitted to withdraw from the Partnership pursuant to Section 4.1, or (ii) any such Foundation Partner is in the process of withdrawing its interest in the Partnership in accordance with Section 4.1, then such Limited Partner shall be released from any further obligation under this
          Section 3.1  to  pay  such  installment, and  the  provisions  of
          Section 3.1(b) shall be inapplicable to such Limited Partner. Thereafter for purposes of this Agreement such Limited Partner's Capital Commitment shall be deemed to be the amount of such Limited Partner's Capital Contributions.

                    (e) The aggregate of all Capital Contributions of the Partners shall be, and are hereby agreed to be, available to the Partnership to carry out the purposes and objectives of the Partnership as set forth in Section 1.5.

               Section 3.2 Capital Accounts. There shall be established for each Partner as of the date of this Agreement a Capital Account equal to the amount of such Partner's initial Capital Contribution. Each Partner's Capital Account shall be adjusted from time to time as of the date of any of the following events by adding thereto (i) any additional Capital Contributions made by such Partner and (ii) any Net Income allocated to such Partner, and deducting therefrom (x) any Net Losses allocated to such Partner, (y) any distributions made to such Partner and (z) any Partnership expenses allocated to such Partner, including,





          without limitation, any placement fees, finder's fees or similar fees allocated to such Partner which may be payable to others in connection with the investment by a Limited Partner in the Partnership.

               Section 3.3 Allocation of Net Income, Net Losses and other Partnership Items. As of the end of each fiscal year of the Partnership (or more frequently as determined by the General Partner) and upon dissolution of the Partnership pursuant to
          Article VI, the Capital Account of each Partner shall be credited or charged, as the case may be, with the Net Income or Net Losses of the Partnership, and other Partnership items, as follows and in the following order of priority (all allocations to the Limited Partners as a class shall, to the extent possible, be made to each Limited Partner in accordance with the ratio which such Limited Partner's Capital Contributions bears to the aggregate Capital Contributions of all Limited Partners):

                    (a)  Allocation of Net Losses.

                         (i) First, in the event Net Income shall have been allocated to the General Partner pursuant to Section 3.3(b)(iii)(A) hereof for prior fiscal years, Net Losses for any fiscal year in an amount which when aggregated with Net Losses allocated to the Partnership pursuant to this Section 3.3(a)(i) for all prior fiscal years does not exceed the aggregate amount of Net Income allocated to the Partners pursuant to Section 3.3(b)(iii) hereof for all fiscal years shall be allocated as follows:

                              (A) to the General Partner in an amount that causes the General Partner to have been allocated aggregate Net Income pursuant to Section 3.3(b)(iii)(A) when reduced by aggregate Net Losses allocated pursuant to this Section 3.3(a)(i)(A) equal to twenty percent (20%) of the excess of (A) the aggregate Net Gain realized by the Partnership for each prior and current fiscal year, over (B) the aggregate Net Loss realized by the Partnership for each prior and current fiscal year; and

                              (B) the remainder one-hundred percent (100%) to the Limited Partners.

                         (ii) Second, Net  Losses for any fiscal year shall
               be allocated ninety-nine percent (99%) to the Limited Partners and one percent (1%) to the General Partner until the Capital Accounts of all Limited Partners shall be equal to zero.

                         (iii) Third, any remaining Net Losses for any fiscal year shall be allocated one hundred percent (100%) to the General Partner.








               (b)  Allocation of Net Income.

                         (i) First, in the event and to the extent that, Net Losses shall have been allocated one hundred percent (100%) to the General Partner pursuant to Section 3.3(a)(iii) hereof for prior fiscal years, Net Income shall be allocated one hundred percent (100%) to the General Partner until the aggregate amount of Net Income allocated to the General Partner pursuant to this Section 3.3(b)(i) for all fiscal years shall equal the aggregate amount of Net Losses allocated to the General Partner pursuant to Section 3.3(a)(iii) hereof for all fiscal years.

                         (ii) Second, in the event, and to the extent that,
               Net Losses shall have been allocated ninety-nine percent (99%) to the Limited Partners and one percent (1%) to the General Partner pursuant to Section 3.3(a)(ii) hereof for prior fiscal years, Net Income shall be allocated ninety-nine percent (99%) to the Limited Partners and one percent (1%) to the General Partner until the aggregate amount of Net Income allocated to the Limited Partners pursuant to this Section 3.3(b)(ii) for all fiscal years shall equal the aggregate amount of Net Losses allocated to the Limited Partners pursuant to Section 3.3(a)(ii) hereof for all fiscal years.

                         (iii) Third, any remaining Net Income shall be allocated as follows:

                              (A) to the General Partner in an amount that causes the General Partner to have been allocated aggregate Net Income pursuant to this Section 3.3(b)(iii)(A) when reduced by aggregate Net Losses allocated pursuant to Section 3.3(a)(i)(A) equal to twenty percent (20%) of the excess of (A) the aggregate Net Gain realized by the Partnership for each prior and current fiscal year, over (B) the aggregate Net Loss realized by the Partnership for each prior and current fiscal year; and

                              (B) the remainder one-hundred percent (100%) to the Limited Partners.

               Section 3.4    Distributions to Partners.

                    (a) Distributions of Non-Portfolio Income. The Partnership will distribute cash proceeds attributable to Investments (other than proceeds attributable to the realization of Portfolio Investments or proceeds attributable to Short-Term Investments or Non-Portfolio Investments which are to be reinvested in accordance with Section 2.4(d)) after payment of all Partnership expenses not directly attributable to the realization of Portfolio Investments for each fiscal year to the Partners in accordance with Section 3.4(c) annually within three
          (3) months of the end of such fiscal year; provided that any amount which in the opinion of the General Partner cannot





          conveniently or equitably be distributed within such time may be carried forward and distributed in the ensuing fiscal year.

                    (b)  Other  Distributions.     Subject  to  the   other
          provisions of this Agreement, the General Partner shall distribute to the Partners in accordance with Section 3.4(c) all amounts attributable to the realization of a Portfolio Investment as promptly as is practicable after such realization occurs.

                    (c)  Priority    of    Distributions.       Partnership
          Distributions described in Section 3.4(a) shall be distributed 100% to the Limited Partners. Partnership Distributions described in Section 3.4(b) shall be distributed to and among the Partners in the following order of priority:

                         (i) First, one-hundred percent (100%) to the Limited Partners until the aggregate amount of Partnership Distributions described in Section 3.4(b) distributed to the Limited Partners equals the aggregate Capital Contributions made by them; provided, however, that for purposes of this subsection (c), prior to the seventh anniversary of the Final Closing Date, the Limited Partners shall be deemed to have made Capital Contributions equal to the full amount of their Capital Commitments;

                         (ii) Second,  to  the  General Partner  until  the
               aggregate  amount of Partnership  Distributions described in
               Section 3.4(b) distributed to the General Partner equals twenty percent (20%) of the excess of (A) the aggregate Net Gain realized by the Partnership for each prior and current fiscal year, over (B) the aggregate Net Loss realized by the Partnership for each prior and current fiscal year (which Net Gain or Net Loss for the current fiscal year shall be computed as if such year ended on the date of such distribution); and

                         (iii) Thereafter, one-hundred percent (100%) to the Limited Partners.

          The General Partner, in its discretion, may make Partnership Distributions to itself in any fiscal year (beginning with the second fiscal year) prior to making Partnership Distributions in accordance with the priorities set forth in (i) above in an amount equal to (or less than) the excess of:

                              (A)  the  maximum  combined U.S.  federal and
                    the Commonwealth of Massachusetts income tax payable by the General Partner (assuming for this purpose that the General Partner is an individual resident in Massachusetts) on account of the income that was allocated to the General Partner for U.S. federal income tax purposes in the immediately preceding fiscal year of the Partnership, over

                              (B)  any   amounts  distributed   (after  the
                    application of  the following sentence) to  the General





                    Partner pursuant to (ii) above in such immediately preceding fiscal year.

          Any amounts distributed to the General Partner pursuant to the immediately preceding sentence shall be treated as an advance from the Partnership to the General Partner and shall offset the Partnership Distributions to be made to the General Partner pursuant to (ii) above until such advance is repaid in full. Any amounts not so repaid upon the liquidation of the Partnership shall be contributed to the Partnership in cash by the General Partner to be distributed in accordance with the provisions of
          (i) and/or (ii) above.

                    (d) Return of Partnership Distributions by the General Partner. If the Limited Partners make Capital Contributions after the date on which one or more Partnership Distributions are made in accordance with Section 3.4(c)(ii), future Partnership Distributions shall be made by first applying the priority set forth in Section 3.4(c)(i). If upon the liquidation of the Partnership it is determined that the General Partner was distributed in the aggregate more than twenty percent (20%) of the amount by which (A) the aggregate Net Gain realized by the Partnership exceeded (B) the aggregate Net Loss realized by the Partnership, the General Partner shall be required to contribute to the Partnership, in cash, an amount equal to the amount of such excess, which cash shall then be distributed to the Partners in accordance with the priorities set forth in Section 3.4(c)(i).

                    (e) Delinquent Capital Contributions. No part of any distribution shall be paid pursuant to this Section 3.4 to any Limited Partner from which there is due and owing to the Partnership, at the time of such distribution, any amount required to be paid to the Partnership pursuant to the provisions of Section 3.1. Any such distribution shall be paid to such Limited Partner or a designee or transferee when all such amounts have been paid in full.

                    (f) Compliance with Code Section 704(b). The allocation and distribution provisions contained in this Agreement are intended to comply with Code Section 704(b) and the Treasury Regulations promulgated thereunder (including satisfying the "alternate test for economic effect") and should be interpreted and applied in a manner consistent therewith.

               Section 3.5    Distributions In Kind.

                    (a)  Where any Portfolio Investments are listed, quoted
          or dealt in on a recognized stock exchange or are otherwise capable of being sold or purchased in a recognized over-the-counter or unlisted securities market in a manner which, in the General Partner's opinion, provides a suitable market for the sale by the Partners of such Portfolio Investments, with the consent of the Advisory Board the General Partner may (but is not obliged to) distribute the same in kind, provided that in no event shall a distribution in kind be made to a Limited Partner who is prohibited by applicable law or regulation from directly





          holding or selling such security to be distributed. Any such distribution shall be made among the Partners in accordance with the provisions of Section 3.4 as if an amount of cash equal to the fair market value of such Portfolio Investments were being distributed, and the Capital Accounts of the Partners shall be adjusted to reflect the disposition of such Portfolio Investments at their fair market value on the date of distribution. Any Portfolio Investments which are not listed, quoted or dealt in on a recognized stock exchange or which are not otherwise capable of being sold or purchased in a recognized over-the-counter or unlisted securities market in the above manner may (at the discretion of the General Partner and with the consent of the Advisory Board) be distributed among the Partners in accordance with the provisions of Section 3.4 but only on the dissolution, liquidation or termination of the Partnership.

                    (b) Whenever more than one type of Portfolio Investment is being distributed in kind in a single distribution or whenever more than one class of Portfolio Investment in a Portfolio Company (or a portion of a class of such Portfolio Investment having a tax basis per share or unit different from other portions of such class) are distributed in kind by the Partnership, each Partner shall receive its ratable portion of each type, class or portion of such class of Portfolio Investment distributed in kind, provided that the General Partner shall have the power to make such arrangements as it deems appropriate in the case of Portfolio Investments becoming distributable in fractions, whether by the distribution of balancing amounts in cash or otherwise and to make arrangements to pay the Management Fee and Partnership expenses from the proceeds of the realization of Portfolio Investments. Further, in the event that any taxes, duties or other expenses become payable by the Partnership because of the distribution of Portfolio Investments in kind to a particular Partner, the General Partner may, where it deems appropriate, specifically charge such amounts to the Capital Account of such Partner.

                    (c) In the event the Partnership distributes a Portfolio Investment in kind, any Limited Partner may elect to have the General Partner, or an affiliate, manage and dispose of the distributed Portfolio Investment of such Limited Partner, so that the Limited Partner will receive cash within a reasonable period of time. The General Partner or its affiliate shall be entitled to receive from each electing Limited Partner an annual management fee equal to two and one-half percent (2.5%) of the acquisition cost of such distributed Portfolio Investment or such other fee as shall be agreed upon between them.

               Section 3.6    Re-allocation of Carried Interest.

                    (a)  If at any time:

                         (i)  the  General Partner  is removed  pursuant to
               Section 6.3(e)(iii);  or







                         (ii) the  General  Partner   resigns  as   general
               partner of the Partnership, or withdraws or retires from the Partnership, or voluntarily terminates its existence in each case under the circumstances permitted in this Agreement (other than in connection with a transfer to a new General Partner as permitted in Section 5.1(b) or a dissolution of the Partnership other than pursuant to Section 6.3(d));

          then the following provisions with respect to Section 3.4(c) shall apply with regard to such former General Partner:

                         (1) The Partnership interest of the former General Partner shall be transformed to that of a special limited partner, which shall be entitled to receive Partnership Distributions as described in this Section 3.6 but which shall not otherwise participate in the management of the Partnership or in the calculation of any approvals or consents of the Limited Partners required by this Agreement.

                         (2) The former General Partner's right to receive allocations and Partnership Distributions with respect to any Limited Partner interest it may hold shall not be affected.

                         (3) In addition, the former General Partner shall be entitled to receive a portion of the "carried interest" payable to the General Partner pursuant to Section
               3.4(c)(ii) (which "carried interest" shall be equal to the General Partner's right to receive Partnership Distributions pursuant to Section 3.4(c)(ii)), which when added to the amounts of the carried interest previously received by the former General Partner equals:

                              (A) the aggregate amount of carried interest paid to the former General Partner and any new General Partner, times

                              (B) a fraction, the numerator of which is the aggregate acquisition cost of all Portfolio
                    Investments acquired prior to the date on which the General Partner became a special limited partner, and the denominator of which is the aggregate acquisition cost of all Portfolio Investments acquired prior to the date of the Partnership Distribution with respect to which the carried interest is being calculated, times

                              (C) a percentage, which on the first anniversary of the Final Closing Date shall equal twenty-five percent (25%) and which shall be increased by an additional twenty-five percent (25%) on each succeeding anniversary of the Final Closing Date (so that on and after the fourth anniversary the percentage shall equal one hundred percent (100%)).








                         (4) The former General Partner's right to retain any Partnership Distributions made to it prior to the date of such removal or other event shall not be affected.

                    (b)  If at any time:

                         (i)  the  General Partner  is removed  pursuant to
               Section 6.3(e)(i) or (ii); or

                         (ii) the  General  Partner   resigns  as   general
               partner of the Partnership, or withdraws or retires from the Partnership or voluntarily terminates its existence in each case in breach of this Agreement; or

                         (iii) the Partnership Interest of the General Partner is disposed of in breach of this Agreement;

          then the following provisions with respect to Section 3.4(c) shall apply:

                         (1) The former General Partner shall not be entitled to receive Partnership Distributions subsequent to the date of such removal or other event.

                         (2) The former General Partner's right to retain any Partnership Distributions made to it prior to the date of such removal or other event shall not be affected.

                         (3) The former General Partner's rights to receive allocations and Partnership Distributions with respect to any Limited Partner interest it may hold shall not be affected.

               Article IV   -   Withdrawal of Profits, Gains or Capital

               Section 4.1    Withdrawal by Limited Partners.

                    (a) Notwithstanding any provision contained herein to the contrary, if a Limited Partner delivers to the General Partner an Opinion of Counsel to the effect that it is more likely than not that an Investment (a "Conflicting Interest") by the Partnership would cause such Limited Partner (the "Conflicted Partner") to violate any law, regulation, license, permit or decree or order of a court of competent jurisdiction (including any provisions of ERISA) or that, if such Partner is a tax-exempt organization, it is more likely than not that such Limited Partner would lose its tax-exempt status, then the following provisions shall apply:

                         (i) the General Partner shall use its best efforts, consistent with standards of commercial reasonableness and its fiduciary duty to the other Limited Partners, to cause the Investment to cease to constitute a Conflicting Interest with respect to such Conflicted Partner;






                         (ii) if the General Partner cannot pursuant to (i)
               above cause the Investment to cease to constitute a Conflicting Interest with respect to the Conflicted Partner, the Conflicted Partner shall offer to assign all its interest in the Conflicting Interest (including the relevant portion of the Conflicted Partner's Capital Account and all allocations and distributions attributable to the Conflicting Interest) to the other Limited Partners (the "Non-Conflicted Partners"), pro rata based on their relative Capital Commitments, at a price and on such terms as are specified by the Conflicted Partner in a written notice given by the Conflicted Partner to the Non-Conflicted Partners. Each Non-Conflicted Partner may accept all (but not less than all) of the interest in the Conflicting Interest so offered to it by notifying the General Partner of such acceptance within five (5) days of receiving the offer notice from the Conflicted Partner. If any Non-Conflicted Partner does not exercise its rights to purchase its proportionate share of the Conflicted Partner's interest in the Conflicting Interest, the other Non-Conflicted Partners shall have the right to purchase such remaining portion in accordance with their relative Capital Commitments or in such other portion as they may mutually agree;

                         (iii)     if the Non-Conflicted  Partners fail  to
               purchase all of the Conflicted Partner's interest in the Conflicting Interest, the Conflicted Partner may, subject to the provisions of this Agreement, assign the portion of such interest that is not purchased by the Non-Conflicted Partners to any third party at a price and on such terms no more favorable than the price and terms offered to the Non-Conflicted Partners, which terms shall attempt to allocate to such third party the Conflicted Partner's economic interest in the Conflicting Interest, taking into account the fact that such economic interest is dependent upon the performance of other Investments; and

                         (iv) if the Conflicting Interest is not eliminated
               or the Conflicted Partner cannot dispose of its entire interest pursuant to the terms of (i), (ii) and (iii) above, the Non-Conflicted Partners shall each be entitled to purchase a proportionate share, based on their relative Capital Commitments, of the Conflicted Partner's remaining interest in the Conflicting Interest by delivering to the Conflicted Partner a note in the principal amount of the Conflicted Partner's Capital Contributions that are attributable to the portion of the Conflicting Interest being purchased; provided, however, that the purchase price will be reduced to the purchasing Partner's proportionate share of the book value of the Conflicting Interest if the Investment in question has been written down on the books of the Partnership in accordance with the terms of this Agreement and the Partnership's normal accounting practices. Interest shall accrue on such note at a rate equal to two hundred (200) basis points over the rate then being paid on





               U.S. Treasury obligations having a maturity date of five (5) years and a principal amount approximately equal to that of such note. Principal and accrued interest shall be payable on the note only if and to the extent that the obligor Partner receives distributions or payments attributable (directly or indirectly) to the portion of the Conflicting Interest it purchased. Further, such note shall be nonrecourse to the purchasing Non-Conflicted Partner and shall be secured only by distributions or payments attributable (directly or indirectly) to the portion of the Conflicting Interest it purchased. If a Non-Conflicted Partner declines to purchase its proportionate share of the Conflicting Interest on the terms and conditions set forth in this subparagraph (a), such portion may be acquired pro rata (based on their relative Capital Commitments) by the other Non-Conflicted Partners.

                    (b) Notwithstanding any provision contained herein to the contrary, each Limited Partner that is a private foundation within the meaning of Section 509 of the Code (a "Foundation Partner") may elect to withdraw from the Partnership, if (i) the Foundation Partner shall deliver to the General Partner an
          Opinion of Counsel to the effect that such withdrawal is necessary in order for the Foundation Partner to avoid (x) excise taxes imposed by Sections 4941, 4943, 4944 or 4945 of the Code or
          (y) a material violation of, or a material breach of the fiduciary duties of its trustees under, any federal or state law applicable to private foundations or any statute or regulation adopted thereunder by any agency, commission or authority having jurisdiction, and (ii) the procedures set forth in Section 5.4 cannot be employed to avoid or cure such excise tax, violation or breach, whether due to the absence of a Specified Investment (as defined herein) or otherwise, and withdrawal from the Partnership is the only practicable way of avoiding or curing such excise tax, violation or breach; provided, however, that the Foundation Partner's inability to locate a person willing to become a Special Limited Partner shall not entitle it to withdraw pursuant to this Section 4.1 unless such Foundation Partner shall have exerted its best efforts to locate a suitable Special Limited Partner for at least 45 days. Following the expiration of such 45-day period, the General Partner shall have an additional 44 days in which to locate a suitable Special Limited Partner, to whom the withdrawing Foundation Partner shall be obligated to assign its interest in the Specified Investment for consideration not to exceed the initial balance of such Special Limited Partner's Special Capital Account, determined pursuant to
          Section 5.4(b).

                    (c) In the event of the issuance of an Opinion of Counsel under Section 4.1(b), the General Partner shall send a copy of such Opinion of Counsel to all the Partners, together with the Foundation Partner's election to withdraw. Thereupon, unless within one hundred twenty (120) days after the issuance of such Opinion of Counsel and written notice of election the General Partner or the Foundation Partner is able to eliminate the necessity for withdrawal to the reasonable satisfaction of





          the General Partner and such Foundation Partner, whether by correction of the condition giving rise to the necessity of such withdrawal, by amendment to this Agreement or otherwise (and the General Partner or the Foundation Partner, as the case may be, shall use their best efforts to so eliminate the necessity for such withdrawal), such Foundation Partner shall withdraw its entire interest in the Partnership. Such withdrawal shall be effective as of the earlier of (i) the last day of the fiscal quarter of the Partnership during which the election for withdrawal is made, or (ii) such date for withdrawal as may be recommended in the Opinion of Counsel referred to above in order to avoid the imposition of penalties imposed by Sections 4941, 4943, 4944 or 4945 of the Code (but in no event shall such date be earlier than the 89th day after the event giving rise to the Foundation Partner's right to withdraw), unless the Foundation Partner and the General Partner otherwise agree.

                    (d) Except as otherwise provided in this Section 4.1 and in Section 9.10 hereof, no Limited Partner shall be permitted to withdraw profits, gains or capital from the Partnership without the approval of the General Partner, which approval may be withheld if the General Partner does not believe that such withdrawal is in the best interests of the other Limited Partners (whether because of the cash position of the Partnership, the undesirability of liquidating any of the Investments of the Partnership, or otherwise). The following provisions shall govern with respect to any withdrawals approved by the General Partner pursuant to this Section 4.1(d):

                         (i) No such withdrawal shall be made except as of the last day of the fiscal year of the Partnership unless another date is selected by the General Partner;

                         (ii) Partial  withdrawals  of  profits,  gains  or
               capital  with   respect  to  a  Limited   Partner's  Capital
               Commitment shall not be permitted and a Limited Partner desiring to withdraw must withdraw its entire interest relating to its Capital Commitment; and

                         (iii) The Limited Partner desiring to withdraw must notify the General Partner in writing at least one hundred twenty (120) days prior to the close of the fiscal year in which it wishes to effect its withdrawal.

                    (e) The General Partner may, to accommodate a request or election for withdrawal by a Limited Partner, attempt to obtain a purchaser of the whole or a part of such Limited Partner's interest.

               Section 4.2 Legal Representatives. In the event any Limited Partner shall die or shall be declared incompetent or insane or shall be adjudicated a bankrupt, or in the event of the winding up or liquidation of a Limited Partner, the legal representative of such Limited Partner shall upon written notice to the General Partner of the happening of any of such event(s) become an assignee of such Limited Partner's interest, subject to





          all of the terms of this Agreement as then in effect. Such legal representative may not terminate any interest in the Partnership and withdraw capital, profits or gains except in accordance with
          Section 4.1. If the General Partner does not approve withdrawal of the interest of such legal representative, the General Partner will use its best efforts, without legal obligation, to find another Person, suitable to the General Partner, willing to assume the Partnership interest of such legal representative.

               Section 4.3    Liquidating Share.

                    (a) In the event any Limited Partner shall withdraw or be required to withdraw in accordance with the provisions of Sections 4.1 or 9.10, there shall be distributed to such Limited Partner or its legal representative within ninety (90) days after the last day of the fiscal year of the Partnership in which such withdrawal occurred, an amount equal to the balance of such Limited Partner's Capital Account as of the end of such fiscal year of the Partnership or, if withdrawal occurs other than at the end of a fiscal year, the date of such withdrawal; provided, however, that except in the case of a dissolution of the Partnership, the payment to be made pursuant to this Section 4.3 to such Limited Partner shall be subject to reduction in such amount not in excess of five percent (5%) of such payment as the General Partner may determine to be necessary to cover the costs of selling Securities or other property in order to effect such payment.

                    (b) The Partnership may, in the discretion of the General Partner, subject to the limitations set forth below, make any distribution or payment pursuant to this Section 4.3 in cash, in Securities or in the form of a promissory note of the Partnership maturing upon the dissolution of the Partnership and bearing interest at the minimum rate necessary to avoid the imputation of interest under the Code. However, unless a Limited Partner withdrawing pursuant to Section 4.1 otherwise elects, no distribution of Securities, or of any interest therein, shall be made to such Limited Partner if the effect of such distribution, as set forth in an Opinion of Counsel, would be to continue the situation or circumstance giving rise to the necessity for such Limited Partner's withdrawal.

                    (c) If any payment pursuant to this Section 4.3 is made in whole or in part by delivery of a promissory note of the Partnership, such note shall be payable on the same terms as the note described in Section 4.1(a)(iv).

               Section 4.4    Cessation  of  Participation.     Subject  to
          Section 4.3(b), from and after the date of withdrawal of a Limited Partner from the Partnership under this Article IV, no interest shall be payable on its interest in the Partnership to the date of payout.

                  Article  V   -   Transfer of Partnership Interests

               Section 5.1    Assignability of Interests.





                    (a) Subject to the provisions of Sections 4.2 and 5.1(c) hereof, the interest of a Limited Partner shall not be assignable without the prior written consent of the General Partner. No assignment shall be binding upon the Partnership until the General Partner receives an executed copy of such assignment in form and substance satisfactory to the General Partner. The assignee of such interest may become a substituted Limited Partner only upon the terms and conditions of Section 5.2.

                    (b) The interest of the General Partner shall not be assignable; provided, however, that, subject to compliance with
          Section 2.1(b), such interest may be assigned to a successor to all or substantially all of the business of the General Partner or the general partner of the General Partner, upon (i) the execution by the General Partner of a written assignment, the execution by the successor of this Agreement and the written assumption by the successor of the obligations of the General Partner hereunder, and (ii) the receipt by the Partnership of an Opinion of Counsel that such assignment and assumption will not result in the Partnership being classified as an association or otherwise taxable as a corporation for United States Federal income tax purposes. In the event of such assignment, the successor  shall become  the  general partner  hereunder and  the predecessor and successor General Partner shall cause the execution of any necessary papers including, without limitation, an amendment to the Certificate of Limited Partnership to record the substitution of the successor as general partner. The General Partner shall notify the Advisory Board prior to any such proposed assignment of the General Partner's interest and shall notify the Limited Partners within seven (7) days of any such assignment.

                    (c)  Sections 5.1(a) and 5.2 notwithstanding, a Limited
          Partner may assign its interest to and substitute as a Limited Partner in its place and stead any corporation or other entity
          (A) which then owns directly or indirectly Voting Control of the Limited Partner, or (B) of which the Limited Partner then owns directly or indirectly Voting Control, or (C) of which a corporation described in (A) then owns directly or indirectly Voting Control, or (D) which is an entity controlled by, controlling or under common control with any assigning Limited Partner or in the case of assignment by a trustee of an employee benefit plan (as defined in ERISA) or trust relating thereto, to a successor fiduciary thereof, or (E) subject to the consent of the General Partner, which consent shall not be unreasonably withheld, to a member of the Edison Electric Institute (including, for this purpose any entity controlling, controlled by or under common control with such member or any employee benefit plan sponsored by such member or such affiliate of such member); provided, however, that such assignment does not increase the number of persons who beneficially own interests in the Partnership for purposes of determining whether the partnership is an "investment company" under the Investment Company Act of 1940, as amended; and provided further, however, that no such transfer may be made if the General Partner, based





          upon an Opinion of Counsel, shall determine that it might result in a violation of any law or result in the Partnership being classified as an association or otherwise taxable as a corporation for United States Federal income tax purposes.

               Section 5.2    Substituted Limited Partners.  Subject to the
          provisions of Section 5.1(c), no Limited Partner shall have the right to substitute an assignee as a Limited Partner in its place. The General Partner shall have the power, in its discretion, to admit as a substituted Limited Partner any Person acquiring a partnership interest by assignment from a Limited Partner. The admission of an assignee as a substituted Limited Partner shall be conditioned upon the assignee's written assumption of all obligations of the assigning Limited Partner and execution of this Agreement as a Limited Partner. Upon acceptance of a substituted Limited Partner, the General Partner shall forthwith amend any necessary papers to show the substitution of such assignee in place of the assigning Limited Partner. The General Partner's failure or refusal to admit an assignee as a substituted Limited Partner shall not affect the right of such assignee to receive the share of profits or other distribution or compensation to which its assignor would otherwise be entitled.

               Section 5.3 Obligation of Assignee. Any assignee, irrespective of whether such assignee has accepted and adopted in writing the terms and provisions of this Agreement, shall be deemed by the acceptance of such assignment to have agreed to be subject to the terms and provisions of this Agreement in the same manner as its assignor.

               Section 5.4    Special Limited Partners.

                    (a) Notwithstanding any provision contained herein to the contrary, a Foundation Partner may elect to assign a portion of its interest to a "Special Limited Partner" (as herein defined) in the manner set forth below, if such Foundation Partner shall obtain an Opinion of Counsel to the effect that such assignment is necessary in order for the Foundation Partner to avoid excise taxes imposed by Sections 4941, 4943, 4944 or 4945 of the Code, and such Foundation Partner shall specify the particular Partnership investment giving rise to the potential excise tax liability (the "Specified Investment"). The General Partner shall cooperate with and assist the Foundation Partner, with no legal obligation, in locating a person, who may be a Partner willing to become a Special Limited Partner of the Partnership as set forth herein, but the Foundation Partner shall be ultimately responsible for locating such a person.

                    (b) A Special Limited Partner of the Partnership shall succeed to the assigning Foundation Partner's share of the Specified Investment and, on the date of its admission to the Partnership, shall have established on its behalf a Special Capital Account in the amount of the assigning Foundation Partner's share of the Partnership's original investment in the Specified Investment, increased by all allocations of Net Income





          relating  to  the  Specified   Investment,  and  reduced  by  all
          (i) allocations of Net Losses and (ii) distributions relating to the Specified Investment. On such date the assigning Foundation Partner's Capital Account shall be reduced by an amount equal to the initial balance of the Special Limited Partner's Special Capital Account and thereafter all allocations of the Foundation Partner's share of all Net Income or Net Losses and all distributions relating to the Specified Investment shall be made or distributed to the Special Limited Partner and not to the assigning Foundation Partner.

                    (c) The following additional conditions shall be met before an assignment to a Special Limited Partner shall become effective and such Special Limited Partner shall be admitted to the Partnership:

                              (i)  the  assignment  shall  not violate  the
               registration requirements of the Securities Act of 1933, as amended, or the securities laws of any applicable jurisdiction;

                              (ii) the General Partner shall  have received
               an executed copy of the assignment, in form and substance satisfactory to the General Partner; and

                              (iii) the General Partner shall have received the proposed Special Limited Partner's written assumption of the obligations of the assigning Foundation Partner, to the extent applicable, and the proposed Limited Partner shall have executed this Agreement as a Special Limited Partner having the rights and obligations set forth in this Section 5.4.

                    (d)  A   Special  Limited   Partner  admitted   to  the
          Partnership pursuant to this Section 5.4 shall have all of the rights and obligations of a Limited Partner of the Partnership under this Agreement and the Delaware Revised Uniform Limited Partnership Act, to the extent applicable, until such time as the Partnership shall cease to have any interest in the Specified Investment. Thereupon the General Partner shall, with respect to the Special Limited Partner and to the extent applicable, follow the procedures set forth in Sections 6.4 and 6.5, as though the Specified Investment represented the sole assets of the Partnership. Following liquidation of the Partnership's interest in the Specified Investment with respect to which a Special Limited Partner was admitted to the Partnership, such Special Limited Partner shall have no further interest in the Partnership, other than the right to receive any distribution upon liquidation to which it may be entitled under Section 6.5 and this Section 5.4.

               Section 5.5 Prohibition Against Public Trading. Each Limited Partner hereby covenants and agrees with the Partnership for the benefit of the Partnership and all Partners that (a) the Limited Partner is not currently making a market in the Limited Partner's Partnership Interest, (b) the Limited Partner will not





          transfer its Partnership interest on an established securities market or a secondary market (or the substantial equivalent thereof) within the meaning of Code Sections 469(k)(2) and 7704(b) (and any Treasury Regulations, revenue rulings, or other official pronouncement of the Internal Revenue Service of the Treasury Department that may be promulgated or published thereunder), (c) the Limited Partner is not currently structured as a pass-through entity (i.e., a partnership, S corporation or grantor trust) and will not transfer its Partnership interest to such an entity, and (d) the Limited Partner will not subdivide its interest in the Partnership for resale into a Partnership interest the initial offering price of which would have been less than $20,000. The General Partner may (but is not required to) waive any of the above restrictions if, in its reasonable judgment, such waiver will not cause any adverse consequences to the Partnership or the Partners.

              Article  VI   -   Duration and Liquidation of Partnership

               Section 6.1    Duration.

                    (a) Subject to Section 6.3, the Partnership shall continue until ten (10) years from the date of this Agreement; provided, however, that with the written consent of the General Partner and Limited Partners representing at least sixty-six and two-thirds percent (66 2/3%) of the combined Capital Contributions of all the Limited Partners,

                         (i) the Partnership may be extended for such period or periods not in excess of two (2) years in the aggregate as may be necessary to facilitate the realization of Investments; or

                         (ii) the Partnership may be dissolved at any  time
               after its first full fiscal year.

               Section 6.2 Withdrawal of Limited Partner. If any Limited Partner shall withdraw, die, be declared incompetent or insane, or be adjudicated as bankrupt, or in the event of the winding up or liquidation of a Limited Partner, such event shall not cause the dissolution or liquidation of the Partnership, and the Partnership shall continue until dissolved pursuant to
          Section 6.1 or Section 6.3.

               Section 6.3 Termination of the Partnership; Withdrawal and Removal of General Partner.

                    (a) Without prior consent by Limited Partners representing seventy-five percent (75%) of the combined Capital Contributions of all Limited Partners and subject to appointing a new Person to act as General Partner of the Partnership who shall be willing to serve as such and who shall have complied with the provisions of Section 5.1, the General Partner may not resign as General Partner of the Partnership or withdraw or retire from the Partnership or voluntarily terminate its existence; provided, however, that the General Partner may assign its interest in the





          Partnership  and  withdraw as  the  general  partner pursuant  to
          Section 5.1(b).

                    (b) If the General Partner determines in its reasonable discretion (i) based on an Opinion of Counsel, that due to a change in applicable laws, rules or regulations, it is illegal or (ii) with the approval of the Advisory Board, that it is no longer in the best interests of the Limited Partners to continue the Partnership, then the Partnership shall dissolve upon one hundred and eighty (180) days prior written notice from the General Partner to the Limited Partners, subject to the right of the Limited Partners to continue the Partnership and elect a new General Partner pursuant to Section 6.3(c) below.

                    (c) Unless the Limited Partners shall have determined to continue the Partnership as provided in the second sentence of this Section 6.3(c), the Partnership shall dissolve on the 180th day after any of the following events:

                         (i)  the  giving of  the  notice provided  for  in
               Section 6.3(b);

                         (ii) the  filing  by the  General  Partner  or the
               Partnership of a petition under the United States Bankruptcy Code; or

                         (iii) the running of sixty (60) days after the filing by another person against the General Partner of a petition under the United States Bankruptcy Code which petition is not dismissed within such sixty (60) day period.

          If,  following the occurrence of  any of the  events specified in
          (i)-(iii) above, Limited Partners representing in excess of fifty percent (50%) of the combined Capital Contributions of all Limited Partners determine in a writing executed within such one hundred and eighty (180) day period to continue the Partnership and elect a new General Partner, the Partnership shall not dissolve as provided in the first sentence of this Section 6.3(c) but shall continue in existence as though no such decision to dissolve or filing had occurred, except that the new General Partner shall be substituted for the former General Partner. Any Limited Partner who does not consent to such continuation shall have the right to withdraw by giving notice within ninety (90) days after having been notified of the continuation of the Partnership, and shall be paid in the manner set forth in Section
          4.3 within ninety (90) days after giving such notice.

                    (d)  The  Partnership shall  dissolve  on the  90th day
          after the General Partner resigns as general partner of the Partnership other than pursuant to Section 5.1(b), or withdraws or retires from the Partnership, or voluntarily terminates its existence. Provided, however, that if one hundred percent (100%) of the Limited Partners determine in writing executed within such ninety (90) day period to continue the Partnership and elect a new General Partner, the Partnership shall not dissolve as provided in the first sentence hereof but shall continue in





          existence  as  though no  decision  to  dissolve  or  filing  had occurred, except that the new General Partner shall be substituted for the former General Partner. Provided further, that the new General Partner shall be willing to serve as such and that the appointment of such General Partner shall otherwise comply with the provisions of this Agreement.

                    (e) The General Partner shall be deemed removed (unless waived by the affirmative vote of Limited Partners representing at least seventy-five percent (75%) of the combined Capital Contributions of all the Limited Partners) upon thirty
          (30) days prior written notice:

                         (i) when a court of competent jurisdiction makes a final determination, as to which all rights to appeal have been exercised or exhausted, that the General Partner is guilty of any gross negligence, willful malfeasance, fraud, material breach of its fiduciary duty to the Partnership or the Limited Partners or bad faith in connection with the performance of its duties hereunder or has committed any material breach of its obligations hereunder which cannot be remedied or which if it can be remedied is not remedied by the General Partner within thirty (30) days after such determination or has caused any of the Limited Partners to be liable in excess of their Capital Commitment for the liabilities of the Partnership;

                         (ii) upon (A) the conviction entered by a court of
               competent jurisdiction against the General Partner, AIC or its executive officers of any criminal act involving fraud or which is a felony crime involving deliberate dishonesty or (B) a guilty plea by any of the foregoing with respect to any criminal act involving fraud or which is a felony crime involving deliberate dishonesty; or

                         (iii) upon a "substantial change in management of AIC" or a "substantial change in the composition of the Industrial Investment Team" as described in Section 2.1(b) at any time prior to the sixth anniversary of the Final Closing Date, if, for a period of one hundred twenty (120) days after such change, there has not been an approval by a majority of the members of the Advisory Board to continue to allow the newly managed General Partner to make new Portfolio Investments on behalf of the Partnership;

          provided that a new General Partner shall have been appointed to act as a general partner (who shall be willing to serve as such and whose appointment shall otherwise comply with the provisions of this Agreement) prior to such removal. Notwithstanding the foregoing, the General Partner shall not be deemed removed under the foregoing provisions of this Section 6.3(e) unless and until it has had at least thirty (30) days' notice of the intent by any Limited Partner to remove the General Partner pursuant to this
          Section 6.3(e).







               Section 6.4    Liquidation.

                    (a) Upon dissolution of the Partnership, the Partnership shall be liquidated subject to the provisions of this
          Section  6.4.   The General Partner,  or if  there be  no general
          partner or if the Partnership is dissolved by the Limited Partners, then a person selected by Limited Partners representing in excess of fifty percent (50%) of the combined Capital Contributions of all Limited Partners, shall act as the liquidator with full power and authority to:

                         (i) sell, at such prices and upon such terms as the liquidator in its sole discretion may deem appropriate, any or all of the Securities, properties and assets of the Partnership, provided that such sales shall only be made for cash and shall be consummated as soon as reasonably practicable (consistent with the best interests of all the Partners) after the date of dissolution; and provided further that the liquidator shall not deal directly or indirectly with the Partnership for its own account without the approval in writing of all of the Limited Partners;

                         (ii) as soon  as reasonably practicable  after the
               date of dissolution, effect distribution of the properties and assets of the Partnership in the manner set forth in
               Section 6.5; and

                         (iii) control and pay out the reserves established pursuant to Sections 6.5(b) and (d) and distribute the balance to the Partners pursuant to Section 6.5(e) as additional assets.

                    (b) In the event that at the time of the dissolution of the Partnership, the General Partner has filed a petition under the United States Bankruptcy Code, or sixty (60) days after the filing by another person against the General Partner of a petition under the United States Bankruptcy Code which petition is not dismissed, or if the General Partner has ceased to carry on a business because of a voluntary liquidation, then notwithstanding Section 6.4(a), there shall be a liquidator appointed by Limited Partners representing in excess of fifty percent (50%) of the combined Capital Contributions of all the Limited Partners, which liquidator shall be solely responsible for the liquidation of the Partnership. The fees (exclusive of expenses) of any liquidator appointed pursuant to (a) above or this Section 6.4(b) shall be deducted from any amounts otherwise payable to the General Partner by the Partnership, and the General Partner shall be liable to the Partnership for any excess.

                    (c) In the event that Limited Partners representing in excess of fifty percent (50%) of the combined Capital Contributions of all the Limited Partners so agree in writing, the liquidator will make all or a specified portion of the liquidating distribution in kind; absent any such agreement, distributions shall be in cash.





               Section 6.5    Distribution    Upon    Liquidation.       On
          liquidation of the Partnership, the General Partner or liquidator, as the case may be, shall make distributions out of the properties and assets of the Partnership in the following order of priority:

                    (a) To the payment and discharge of the claims of all creditors of the Partnership who are not Partners;

                    (b) To the establishment of such reserves as they may deem necessary or advisable in order to provide for contingent liabilities of the Partnership to all persons who are not Partners;

                    (c) To the payment and discharge pro rata of the claims of all creditors of the Partnership who are Partners;

                    (d) To the establishment of such reserves as they may deem necessary or advisable in order to provide for contingent liabilities to Partners; and

                    (e) The balance, if any, to the Partners in accordance with and in proportion to their positive Capital Account balances (after treating all Securities or other property other than cash that the Partnership holds on the date of liquidation as having been distributed on such date, and after allocating the profit and loss on such Securities and other property determined in accordance with Section 3.3).

               Section 6.6 Deficit Restoration by General Partner. Notwithstanding any other provision of this Agreement to the contrary, if upon liquidation of the General Partner's interest in the Partnership (whether or not in connection with the liquidation of the Partnership), the General Partner has a negative balance in its Capital Account, the General Partner shall pay to the Partnership on or before the end of the taxable year in which such liquidation occurs (or, if later, within ninety (90) days after the date of such liquidation) an amount in cash equal to the difference between the General Partner's negative Capital Account and zero. In determining the amount to be paid by the General Partner, the Capital Account of the General Partner shall first be adjusted (i) to account for all Capital Account adjustments for the fiscal year during which such liquidation occurs, and (ii) to reflect all allocations that would be required as prerequisite for any distribution pursuant to Section 6.5(e). All amounts received by the Partnership pursuant to this Section 6.6 shall, upon liquidation of the Partnership, be distributed in accordance with Section 6.5.

                        Article  VII   -   Reports to Partners

               Section 7.1 Independent Auditors. At all times the General Partner shall keep books of account in which shall be entered fully and accurately the transactions of the Partnership. The books of account and records of the Partnership shall be audited as of the end of each fiscal year by independent





          certified public accountants of recognized national standing selected by the General Partner and shall be kept by the General Partner on an accrual basis.

               Section 7.2    Reports.

                    (a) Annual Financial Statements. Within one hundred twenty (120) days after the end of each fiscal year and on liquidation of the Partnership, the General Partner shall prepare, on the basis of the report of the independent certified public accountants, and mail to each Partner (and to each former Partner who withdrew during such fiscal year), together with the report of the independent certified public accountants, a report stating in sufficient detail such transactions effected by the Partnership during such fiscal year as shall enable such Partner to prepare its respective income tax returns and including:

                         (i) such Partner's Capital Accounts as of the close of such fiscal year;

                         (ii) the sum  of all  Capital Accounts as  of such
               date;

                         (iii) statement of assets and liabilities of the Partnership;

                         (iv) profit and loss statement;

                         (v) statement of holdings of Securities of the Partnership;

                         (vi) a description  of the  nature of each  of the
               Partnership's   Investments,  the   cost  thereof   and  the
               valuation thereof established pursuant to Section 8.3; and

                         (vii) such other financial information and documents as the General Partner deems appropriate, as a Limited Partner may reasonably request, or as required by this Agreement and any amendments hereto.

                    (b) Quarterly Financial Statements. Within sixty (60) days after the end of each quarter of each fiscal year of the Partnership, the General Partner shall mail to each Limited Partner unaudited financial statements of the Partnership for such fiscal quarter.

                    (c) Non-Financial Information. Beginning ninety (90) days after the Final Closing Date and continuing through the investment phase of the Partnership (which shall be a period of time between four (4) and six (6) years as is determined by the Advisory Board), the General Partner shall send, on a bi-monthly basis, a written information statement, the form and content of which shall be the same as the first such statement, which first statement shall be subject to the approval of a majority of the members of the Advisory Board, to each Limited Partner describing generally the activities of the Partnership and, to the extent





          they relate to the Partnership, the activities of the General Partner. In particular, to the extent such information is not confidential, such statement should describe generally the types of technologies which are being advanced by those Persons whom the General Partner has considered as potential Portfolio Companies (whether or not such Person ultimately becomes a Portfolio Company). Also, such statement should disclose information regarding the potential energy savings and potential reduction of CO2 emissions related to the Partnership's investments in a format that would allow the Limited Partners to report such items in accordance with Section 1605(b) of the Energy Policy Act of 1992. The frequency and format of such reports may be changed (either permanently or on a temporary basis) with the consent of a majority of the members of the Advisory Board.

               Section 7.3 Inspection. A Limited Partner or its duly authorized representative shall have the right at reasonable times to inspect and copy the books and records of the Partnership and to discuss its affairs with the agents (including any independent auditors) of the General Partner.

               Section 7.4 Tax Returns. The General Partner will serve as the "tax matters partner" of the Partnership and will file all United States Federal, state or other income tax returns required of the Partnership. The General Partner will use all reasonable efforts to cause to be delivered, within ninety (90) days after the end of each such fiscal year, to each Person who was a Partner at any time during such fiscal year (a) a Form K-1 and such other information, if any, with respect to the Partnership as may be necessary for the preparation of such Partner's United States Federal income tax return, and (b) such similar returns as are required to be filed by the Partnership for United States Federal, state and local income tax purposes. If requested to do so by any Limited Partner, the General Partner will file an election pursuant to Section 754 of the Code.

                             Article VIII   -   Valuation

               Section 8.1    Valuation  of  Partnership  Net  Worth.    In
          determining the net worth of the Partnership, the value of any Partnership asset, the Capital Accounts of the Partners, the value of any distribution, or in determining value for any other purpose under this Agreement, the provisions of this Article VIII shall apply.

               Section 8.2 Valuation Date. Valuation shall be taken by the General Partner as of the close of business on (i) the last day of each fiscal year of the Partnership, (ii) the date the Partnership dissolves or (iii) the date with respect to which valuation is to be taken. If such day is not a "Market Day", then valuation shall be taken on the "Market Day" next preceding such date, as the case may be. A "Market Day" shall be a day on which the New York Stock Exchange is open for regular trading. If a valuation is taken other than in connection with the annual report described in Section 7.2, the General Partner shall give





          notice of such valuation to the Limited Partners promptly after it is determined.

               Section 8.3    Valuing  Securities  and Other  Assets.   The
          following  provisions shall  apply  in valuing  interests in  the
          Partnership:

                    (a) Listed Securities which are not restricted as to saleability or transferability shall be valued at the closing price as of the valuation date. If any listed Security was not traded on such date, then the mean of the closing high bid and low asked prices as of the close of business on such date shall be used.

                    (b) Unlisted securities which are readily marketable shall be valued at the mean of the closing bid and asked prices as of the valuation date.

                    (c) Securities, whether listed or unlisted, for which market quotations are available, but which are restricted as to saleability or transferability, shall be valued as provided in
          (a) and (b) above, less a discount of from ten percent (10%) to twenty-five percent (25%) of the value thereof as determined in good faith by the General Partner. In determining the amount of such discount the General Partner shall give consideration to the nature and length of such restriction and the relative volatility of the market price of such Security.

                    (d) Securities for which market quotations are not readily available and all other assets of the Partnership shall be valued at a fair value as reasonably determined in good faith by the General Partner.

                    (e) Liabilities shall include, in addition to those recorded on the books of the Partnership, such other accrued or contingent liabilities as shall be determined in accordance with generally accepted accounting principles consistently applied.

                    (f) In determining the value of the interest of any Partner in the Partnership, neither the goodwill nor the right to use the firm name or trade name of the Partnership shall be considered as an asset of the Partnership. Neither shall any valuation be placed thereon for the purpose of distribution, nor shall any value be placed thereon as between the Partners, or between a continuing Partner and a withdrawing Partner, or between a surviving Partner and the estate of any deceased Partner.

               Section 8.4    Disputes.

                    (a) If Limited Partners representing in excess of fifty percent (50%) of the combined Capital Contributions of all of the Limited Partners dispute the values determined by the General Partner, they shall give notice thereof to the General Partner in writing by certified mail within sixty (60) days following the mailing of the annual report described in Section





          7.2, or the date on which notice is otherwise given of the General Partner's determination of the fair value. Such dispute shall be referred to an independent financial analyst of recognized standing, selected by the General Partner and approved by all disputing Partners. If the parties are unable to agree on an independent financial analyst, the General Partner shall select one financial analyst of recognized national standing and the disputing Partners shall select another such analyst. If the two analysts so selected are unable to agree on a fair value, they shall select a third analyst, who shall determine the fair value. The General Partner shall upon request supply to any independent financial analyst selected as provided above all information in its possession with respect to the asset whose value is disputed. The Partnership shall pay the cost of the analyst selected by the General Partner and the disputing Limited Partners shall pay the cost of the analyst selected by them. The cost of any third analyst shall be divided equally between the Partnership on the one hand and the disputing Limited Partners on the other.

                    (b)  If  Limited  Partners  representing  in  excess of
          fifty percent (50%) of the combined Capital Contributions of all of the Limited Partners shall have given notice to the General Partner in writing by certified mail disputing the values determined by the General Partner within sixty (60) days following the mailing of the annual report described in Section 7.2, or the date on which notice is otherwise given of the General Partner's determination of fair value, then no distributions shall be made to the Partners until such dispute shall have been resolved in accordance with the provisions of this Section 8.4.

                           Article  IX   -   Miscellaneous

               Section 9.1 Admission of Partners. No new Partner shall be admitted to the Partnership except by assignment of the interest of a Partner in accordance with Article V, by replacement of the General Partner in accordance with Section 6.3(c) or (d) or in accordance with this Section 9.1. Additional Limited Partners may be admitted to the Partnership on or before the Final Closing Date upon the approval of the General Partner. Admission of any such additional Limited Partner shall be accomplished when each Limited Partner so admitted shall (i) sign an amendment to this Agreement, which shall be accepted by the General Partner, in which such Limited Partner agrees to become a Limited Partner upon the terms and conditions of this Agreement, as well as any other documents required by the General Partner,
          (ii) make the initial payment of his Capital Commitment required by Section 3.1, and (iii) pay to the Partnership an amount of interest on its initial Capital Contribution equal to the weighted average of interest earned by the Partnership on its uninvested funds from the date of commencement of this Partnership to the date of admission of such additional Limited Partner pursuant to this Section 9.1 as determined by the General Partner. With respect to any Limited Partner admitted pursuant to this Section 9.1, no such Limited Partner shall be allocated





          any income, gain or loss realized during the period prior to such Limited Partner's admission to the Partnership. Upon admission of an additional Limited Partner, the Partnership shall notify each Limited Partner of the interests of all Partners in the Partnership. Each said additional Limited Partner shall thereafter be entitled to and subject to all the rights and liabilities of Limited Partners hereunder.

               Section 9.2    Disputed  Matters.    Except  as  provided in
          Section 8.4, any controversy or dispute arising out of this Agreement, interpretation of any of the provisions hereof, or the actions of the Partners hereunder shall be submitted to arbitration before the American Arbitration Association under the rules then obtaining of said Association, such arbitration to be held in Boston, Massachusetts, and judgment upon any award thus obtained may be entered in any court having jurisdiction thereof. In any such arbitration each party to the arbitration shall bear its own expenses, including expenses of attorneys, financial experts and other witnesses; any arbitration fees and expenses of the arbitrators shall be divided equally between the disputing parties.

               Section 9.3 General. This Agreement: (a) shall be binding on the legal successors of the Partners permitted by this Agreement; (b) shall be governed by and construed in accordance with the Delaware Revised Uniform Limited Partnership Act and otherwise in accordance with the laws of the Commonwealth of Massachusetts; (c) may be executed in more than one counterpart as of the day and year first above written; and (d) contains the entire Agreement among the Partners relating to the subject matter hereof. The waiver of any of the provisions, terms or conditions contained in this Agreement shall not be considered as a waiver of any of the other provisions, terms or conditions hereof.

               Section 9.4    Notices.

                    (a) To the Partners. Any notice to be given hereunder by the Partnership to any Partner shall be in writing and signed by the General Partner. Any such notice shall be conclusively deemed to have been given if either (i) delivered in person to such Partner or (ii) if the address to which said notice is to be sent is outside of the United States, mailed by air mail, postage prepaid, addressed to such Partner at its address set forth in Appendix A, or (iii) if the address to which said notice is to be sent is within the United States, mailed by registered or certified mail, postage prepaid, addressed as set forth in (ii) above. Any Partner may change its address for notice by written notice to the Partnership at the Partnership address given by the means set forth in Section 9.4(b), and upon receipt by the Partnership of such notice of change of address for notice, the new address shall be that Partner's address for notice hereunder.

                    (b) To the Partnership. Any notice to be given hereunder to the Partnership shall be in writing and signed by the Partner giving notice. Any such notice shall be conclusively





          deemed to have been given if either (i) delivered in person to the General Partner, or (ii) mailed by United States registered or certified mail, postage prepaid, addressed to the Partnership at its principal office, which shall be 101 Federal Street, Boston, Massachusetts 02110, or such other address as the General Partner may from time to time designate by notice to all Limited Partners. Any notice to the Partnership may be mailed by air mail to such address if mailed from outside of the United States, but shall be deemed given only upon receipt.

               Section 9.5    Execution    of   Certificate    of   Limited
          Partnership and Other Documents. The General Partner agrees to prepare, execute and file a certificate of limited partnership and any amendments thereto, and all Partners agree to execute such other instruments, documents and papers as the General Partner deems necessary or appropriate to carry out the provisions of this Agreement, and to take such other action as the General Partner deems appropriate to maintain the Partnership's status as a Limited Partnership under the laws of the State of Delaware and its status as a qualified foreign limited partnership under the laws of the Commonwealth of Massachusetts. The General Partner shall send copies of such documents to each Partner.

               Section 9.6 Force Majeure. Whenever any act or thing is required of the Partnership hereunder within any specified period of time, the Partnership shall be entitled to such additional period of time to do such acts or things as shall equal any period of delay resulting from causes beyond the reasonable control of the Partnership, including, without limitation, bank holidays, actions of governmental agencies, the closing of the New York Stock Exchange at times other than normal closing dates, and financial crises of a nature materially affecting the purchase and sale of Securities.

               Section 9.7    Amendments.

                    (a) Except as otherwise specifically provided herein, the terms and provisions of this Agreement may be modified or amended at any time and from time to time or compliance with any provision hereof may be waived with the written consent of (1) the General Partner and (2) Limited Partners representing in excess of seventy-five percent (75%) of the combined Capital Contributions of all Limited Partners insofar as is consistent with the laws governing this Agreement; provided, however, that without the specific written consent of each Partner adversely affected thereby, no such modification or amendment shall (i) increase or decrease the obligation of a Limited Partner beyond that set forth in Section 1.4, (ii) increase or reduce the Capital Account or Capital Commitment of any Partner or its rights to allocation, distribution and withdrawal with respect thereto, (iii) amend Section 1.5 to permit Partnership activities which would subject a Limited Partner to United States Federal or state taxation which such Partner would not be subject to in the absence of such activity, (iv) amend Sections 3.1(c), 3.1(d), 4.1, 4.2 or 5.4 to limit or diminish the rights of withdrawing





          Partners  thereunder  or   (v)  amend  this  Section  9.7.    The
          immediately preceding proviso may not be amended without the unanimous consent of all the Partners.

                    (b) In addition to any amendments otherwise authorized hereby, this Agreement may be amended from time to time by the
          General Partner without the consent of any of the Limited Partners (i) to cure any ambiguity or correct any printing, stenographic or clerical errors or omissions; (ii) to admit one or more additional Limited Partners, or withdraw one or more Limited Partners, in accordance with the terms of this Agreement;
          (iii) to amend Appendix A hereto to provide any necessary information regarding any Partner, any additional or successor General Partner or any additional Limited Partner; (iv) to reflect any change in the amount of the Capital Contributions of any Partner in accordance with the terms of this Agreement; and
          (v) to the extent necessary to cause the provisions of this Agreement to conform to the requirements of the United States Investment Advisers Act of 1940 applicable to contracts between investment advisers registered under such Act and their clients, provided that such amendment does not adversely affect any of the Limited Partners. The General Partner shall send each Limited Partner a copy of any amendment adopted pursuant to this Section 9.7(b).

               Section 9.8 Headings. Article, Section, Paragraph and Subparagraph headings are for convenience of reference only, are not part of this Agreement, and shall not be considered in interpreting this Agreement.

               Section 9.9 Power of Attorney. Each Limited Partner does hereby constitute and appoint the General Partner, Peter A. Brooke, and each Vice President of the general partner of the General Partner, and each of them, its true and lawful representative, in its name, place and stead, to make, execute, sign, acknowledge, deliver and file all such instruments, documents and certificates which may from time to time be required by the laws of the United States of America, the State of Delaware, the Commonwealth of Massachusetts, or any other state or jurisdiction in which the Partnership shall determine to do business, or any political subdivision or agency thereof, to effect, implement and continue the valid and subsisting existence of the Partnership, including, without limitation, a certificate of limited partnership and amendments thereto (not inconsistent with this Agreement) and any other certificates or amendments filed for the purpose of admitting any of the undersigned as a limited partner of the Partnership.

               Section 9.10 Effect of Securities Laws. In the event that, due to acts of the Limited Partners or the Partnership, or otherwise the General Partner determines, after consultation with legal counsel for the Partnership, that the Partnership is or may be required by the securities laws of the United States to register either the Partnership or interests in the Partnership with the United States Securities and Exchange Commission or other similar agency, or that the General Partner shall be





          required to so register in connection with the distribution of limited partnership interests, then the General Partner shall have the right, in its discretion and without the necessity of obtaining the consent of the Limited Partners, to take any of the following actions:

                    (a)  Dissolve and liquidate the Partnership; or

                    (b) Require the withdrawal of any Limited Partner whose acts have caused or may cause the Partnership or interests therein to be required to be so registered, such withdrawal to be on the terms set forth in Article IV hereof except that such withdrawal may be required to be made immediately rather than as of the fiscal year-end and the determination of the withdrawing Partner's liquidating share shall be made as of such time.














































               IN WITNESS WHEREOF, the General Partner and the Limited Partners have hereunto set their hands and seals as of the date first set forth above.

                                        GENERAL PARTNER

                                        ADVENT     INTERNATIONAL    LIMITED
                                        PARTNERSHIP

                                        By:     ADVENT         INTERNATIONAL
                                                CORPORATION,         General
                                                Partner

                                            By:
                                                Thomas H. Lauer
                                                Chief Financial Officer


                                        LIMITED PARTNERS

                                        SEE SIGNATURE PAGES ATTACHED HERETO








































                                      APPENDIX A

                                                                Capital
             Name                    Address                  Commitment

          General Partner:

          Advent International    c/o Advent International     $      1,000
          Limited Partnership     Corporation
                                  101 Federal Street
                                  Boston, MA 02110

          Limited Partners:

          AYP Capital, Inc.       Tower 49, 36th Floor          $3,114,238*
                                  12 East 49th Street
                                  New York, NY 10017

          Central Louisiana       2030 Donahue Ferry Road        $2,000,000
          Electric                Pineville, LA 73160-5223

          Energy Initiatives,     One Upper Pond Road           $3,114,238*
          Inc. (a subsidiary of   Parsippany, NJ 07054
          General Public
          Utilities, Corp.)

          Ohio Edison Company     76 South Main Street           $2,000,000
                                  Akron, OH 44308

          AEP Investments, Inc.   1 Riverside Plaza             $3,114,238*
                                  Columbus, OH 43215

          The John D. and         140 South Dearborn Street      $5,000,000
          Catherine T.            Suite 1100
          MacArthur Foundation    Chicago, IL 60603-5285

          The Southern            64 Perimeter Center East      $3,114,238*
          Development and         Atlanta, GA 30346
          Investment Group, Inc.


          * Capital Commitment equals the lesser of (i) 9.9% of the total Capital Commitments to the Partnership of all Partners or (ii) $5,000,000, and therefore is subject to increase from time to time.
















                                                                Capital
             Name                    Address                  Commitment

          Utilicorp Holdings Inc. 911 Main, Suite 3000          $ 2,000,000
                                  Kansas City, MO 64105

          Potomac Electric        1900 Pennsylvania Ave., N.W.  $ 1,000,000
          Power Company           Washington, D.C. 20068

          Union Electric Company  P.O. Box 149                  $ 2,000,000
                                  St. Louis, MO 63166

          Union Electric          100 North Broadway, Suite 0948$ 3,000,000
          Retirement Trust        St. Louis, MO 63102
          Co. as Trustee

          KLT Investments II Inc. 1201 Walnut                   $ 2,000,000
                                  P.O. Box 410225
                                  Kansas City, MO 64141










































                                      APPENDIX B

                                       CHARTER

          The  EnviroTech  Investment  Fund  I  will  invest  in  companies commercializing electrotechnologies and renewable technologies that promote environmental and economic responsibility. The investments will support the electric utility industry's efforts under the "Climate Challenge," demonstrating that voluntary efforts can, cost effectively, achieve both economic and environmental gains.

          Investments by the Fund should:

               - Reduce, avoid or sequester greenhouse gas emissions. (Every effort will be made to allow the Limited Partners to submit the results under section 1605(b) of the Energy Policy Act of 1992)

               -    Help   utilities  and   their  customers   handle  more
                    effectively waste by-products or more cost-effectively produce or manufacture goods or service

               - Improve the efficiency of the production, storage, transmission, and delivery of energy

               -    Provide   investors   with   attractive   opportunities
                    relating to the evolving utility business climate which meet the above objectives

          Areas of Focus:

          The primary sectors of focus are:

               - Alternate and renewable energy supplies, including photovoltaic, biomass technologies, and wind power.

               - Environmental and waste treatment technologies and services, including electrotechnologies used in waste and water treatment and waste management, waste reduction and recycling/recovery.

               - Energy efficiency technologies, processes and services, including heating, ventilation and air conditioning equipment, induction heating technologies, high efficiency lighting technologies, and motor efficiency technologies, and energy storage technologies.

               -    Electrotechnologies  used in  the reduction  of medical
                    waste,  including  plasma,   pyrolysis  and   microwave
                    processing.

               - Alternative energy for transportation, including vehicles, components infrastructure, and fuel cells. In addition, investments may include new approaches to






                    transportation sectors where electrotechnologies have not been prevalent.

               - Other technologies related to improving the generation, transmission and delivery of electricity, including automated meter reading, distribution transformers, thyristor technologies, active noise cancellation, energy storage systems and interactive energy management systems.

          Geographic Coverage

          The Fund's investments can be both domestic and international, but investments will be primarily in the United States. The Limited Partners will have an opportunity to bring local technology developments to the Fund, and also will have the opportunity to have technologies demonstrated in their service territory.

          Stage of Development

          The Fund will invest in companies at all stages of development to diversify the portfolio while achieving the best match of environmental and economic results. There will be a minimum of investment in start-up companies, with most investments being in early and late expansion stage development opportunities. The Fund will not participate in hostile takeovers.

          Size of Investment

          The Fund will not invest more than 7.5% of its total committed capital in a single portfolio company, including all follow-on investments and all forms of investment (e.g., equity, debt, loan guarantees, etc.).

          Diversification

          The Fund will diversify the investment portfolio to maximize coverage among potential technologies. A technology is defined as the component or part of a process or service that is unique in its characteristics from other components or parts of a process or service. Examples include lead acid batteries, induction charging, plasma processing for medical waste, and controllers for electric vehicle drive trains.

















                                      APPENDIX C

                              MEMBERS OF ADVISORY BOARD

          Stanley I. Garnett, II
          Allegheny Power System, Inc.

          Armando A. Pena
          American Electric Power Service Corp.

          George Bausewine
          Central Louisiana Electric

          Joseph Van den Berg
          Edison Electric Institute

          Scott A. Weiner
          GPU Service Corporation

          Janee C. Rosenthal
          KLT Investments II, Inc.

          William F. McCalpin
          The John D. and Catherine T.
          MacArthur Foundation

          Richard H. Marsh
          Ohio Edison Company

          H. Lowell Davis
          PEPCO

          Allen Leverett
          Southern Company Services

          Jerre Birdsong
          Union Electric Company

          William D. Bandt
          Utilicorp Holdings, Inc.





















                                      APPENDIX D

                                 CO-INVESTMENT POLICY

          OUTLINE OF POLICY FOR EMPLOYEE INVESTMENT IN AI/NETWORK DEALS

          1. Principally due to risks of legal action, but also due to possible 144 and 16b restrictions placed on AI investment actions as a result of "related party transactions", no investment will be permitted in public portfolio company securities subsequent to the IPO. In addition, employees may not purchase the securities of public portfolio companies within 6 months after AI managed funds and Network affiliate managed funds have disposed of their last shares in a company.

          2.   All restrictions apply to the employee and his household.

          3. Employees are not to advise any other parties concerning investment in private or publicly listed portfolio companies of AI or of the Network.

          4. An employee may invest in private portfolio company securities only through Advent Partners Limited Partnership ("APLP"), of which AI is the General Partner. APLP is subject to the following constraints:

               . each partner of APLP must be (under the law) a "Sophisticated Investor" and at or above the level of a Vice President of AI (or its equivalent):

               . there is no restriction placed by the portfolio company, other investors in that company, or by legal authorities having jurisdiction over the transaction on such investments by APLP;

               . APLP agrees to follow on (or not) in future financings just as AI managed funds decide to follow (or not);

               . APLP obtains prior approval of the AI Investment Committee for each such investment;

               . there is an excess of a deal available beyond the aggregate total appetite of:

                         all applicable AI funds
                         and applicable/interested Network funds
                         and $10,000 for AIILP, if AIILP is investing

               . there is no prohibition against APLP investment arising from the legal agreements governing each AI fund participating in the deal (e.g., INF has such a restriction):

               . there is no advice from AI counsel which causes concern about APLP investment;





               . APLP acknowledges that neither AI nor any of its funds, subsidiaries, affiliates, officers, director or employees is obligated or expected to indemnify or assist in the defense of APLP in a legal action as a result of the its ownership of the securities.

          [This time period is designed to avoid any difficulties with so called "short swing" transactions in the U.S. Other time periods may apply in other markets, depending on similar rules currently in effect.]















































